EXHIBIT B.1
          K&S DRAFT
           10.25.96




                                         CREDIT AGREEMENT

                             DATED AS OF                       , 1996

                                               AMONG

                                        NORTHEAST UTILITIES

                                       THE CONNECTICUT LIGHT
                                         AND POWER COMPANY

                                       WESTERN MASSACHUSETTS
                                         ELECTRIC COMPANY
                                           AS BORROWERS

                               THE CO-AGENTS AND BANKS NAMED HEREIN

                                     CITICORP SECURITIES, INC.
                                            AS ARRANGER

                              TORONTO DOMINION SECURITIES (USA) INC.
                                       AS SYNDICATION AGENT

                                        FLEET NATIONAL BANK
                                      AS DOCUMENTATION AGENT

                                                AND

                                          CITIBANK, N.A.
                                      AS ADMINISTRATIVE AGENT

                                        TABLE  OF  CONTENTS

                                       PRELIMINARY STATEMENT
       SECTION                                                            PAGE


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . ..2
1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . .17
1.03.  Accounting Terms; Financial Statements. . . . . . . . . . . . . . . .17
1.04.  Computations of Outstandings. . . . . . . . . . . . . . . . . . . . .18

ARTICLE II COMMITMENTS
2.01.  The Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .18
2.02.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
2.03.  Reduction of the Commitments and Borrower Sublimits . . . . . . . . .19
2.04.  Extension of the Termination Date . . . . . . . . . . . . . . . . . .20

ARTICLE III CONTRACT AND COMPETITIVE ADVANCES
3.01.  Contract Advances . . . . . . . . . . . . . . . . . . . . . . . . . .20
3.02.  Terms Relating to the Making of Contract Advances . . . . . . . . . .21
3.03.  Competitive Advances; Competitive Bid Procedures. . . . . . . . . . .21
3.04.  Making of Advances. . . . . . . . . . . . . . . . . . . . . . . . . .25
3.05.  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . .26
3.06.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
3.07.  Several Obligations . . . . . . . . . . . . . . . . . . . . . . . . .27

ARTICLE IV PAYMENTS
4.01.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . .28
4.02.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
4.03.  Yield Protection. . . . . . . . . . . . . . . . . . . . . . . . . . .30
4.04.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . .33
4.05.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE V CONDITIONS PRECEDENT
5.01.  Conditions Precedent to Effectiveness . . . . . . . . . . . . . . . .36
5.02.  Conditions Precedent to Certain Contract Advances and All Competitive
Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
5.03.  Conditions Precedent to Other Contract Advances . . . . . . . . . . .39
5.04.  Reliance on Certificates. . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.01.  Representations and Warranties of the Borrowers . . . . . . . . . . .40

ARTICLE VII COVENANTS OF THE BORROWERS
7.01. Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . .44
7.02.  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .47
7.03.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . .55
7.04.  Reporting Obligations . . . . . . . . . . . . . . . . . . . . . . . .56

ARTICLE VIII DEFAULTS
8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .59
8.02.  Remedies Upon Events of Default . . . . . . . . . . . . . . . . . . .61

ARTICLE IX THE AGENTS
9.01.  Authorization and Action. . . . . . . . . . . . . . . . . . . . . . .62
9.02.  Administrative Agent's Reliance, Etc. . . . . . . . . . . . . . . . .62
9.03.  Citibank and Affiliates . . . . . . . . . . . . . . . . . . . . . . .63
9.04.  Lender Credit Decision. . . . . . . . . . . . . . . . . . . . . . . .63
9.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .63
9.06.  Successor Administrative Agent. . . . . . . . . . . . . . . . . . . .64

ARTICLE X MISCELLANEOUS
10.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .64
10.02.  Notices, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
10.03.  No Waiver of Remedies. . . . . . . . . . . . . . . . . . . . . . . .66
10.04.  Costs, Expenses and Indemnification. . . . . . . . . . . . . . . . .66
10.05.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . .67
10.06.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .67
10.07.  Assignments and Participation. . . . . . . . . . . . . . . . . . . .68
10.08.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .71
10.09.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . .71
10.10.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .71
10.11.  Relation of the Parties; No Beneficiary. . . . . . . . . . . . . . .72
10.12.  Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . .72
10.13.  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . .72


                                             SCHEDULES

Schedule I             -      APPLICABLE LENDING OFFICES
Schedule II            -      PENDING ACTIONS
Schedule III           -      NU DEBT


                                             EXHIBITS

Exhibit 1.01A  -       FORM OF COMPETITIVE NOTE
Exhibit 1.01B  -       FORM OF CONTRACT NOTE
Exhibit 3.01   -       FORM OF NOTICE OF CONTRACT BORROWING
Exhibit 3.03A-1-       FORM OF COMPETITIVE BID REQUEST FOR EURODOLLAR
                       COMPETITIVE BORROWING
Exhibit 3.03A-2-       FORM OF COMPETITIVE BID REQUEST FOR FIXED RATE
                       COMPETITIVE BORROWING
Exhibit 3.03B  -       FORM OF NOTICE OF COMPETITIVE BID REQUEST
Exhibit 3.03C-1-       FORM OF COMPETITIVE BID FOR EURODOLLAR COMPETITIVE
                       ADVANCE
Exhibit 3.03C-2-       FORM OF COMPETITIVE BID FOR FIXED RATE COMPETITIVE
                       ADVANCE
Exhibit 3.03D-1-       FORM OF COMPETITIVE BID ACCEPTANCE FOR EURODOLLAR
                       COMPETITIVE BORROWING
Exhibit 3.03D-2-       FORM OF COMPETITIVE BID ACCEPTANCE FOR FIXED RATE
                       COMPETITIVE  BORROWING
Exhibit 5.01A  -       FORM OF OPINION OF DAY, BERRY & HOWARD, COUNSEL TO THE
                       BORROWERS
Exhibit 5.01B-1-       FORM OF OPINION OF JEFFREY C.  MILLER, ASSISTANT GENERAL
                       COUNSEL OF  NUSCO
Exhibit 5.01B-2-       FORM OF OPINION OF CATHERINE E. SHIVELY, SENIOR COUNSEL
                       OF PSNH
Exhibit 5.01B-3-       FORM OF OPINION OF RICHARD EARLY, SENIOR COUNSEL OF
                       NUSCO
Exhibit 5.01C  -       FORM OF OPINION OF KING & SPALDING, SPECIAL NEW YORK
                       COUNSEL TO THE ADMINISTRATIVE AGENT
Exhibit 10.07  -       FORM OF ASSIGNMENT AND ACCEPTANCE

                                             FILE NO. 70-8875 U-1/A

                                         CREDIT AGREEMENT

                              Dated as of                      , 1996


        This CREDIT AGREEMENT is made by and among:

        (i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ('NU');

        (ii) THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized under the laws of the State of Connecticut ('CL&P');

        (iii) WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts ('WMECO'; CL&P, NU and WMECO, each being a 'BORROWER', and collectively, the 'BORROWERS');

        (iv)   _______________, ______________ and ______________ as co-agents
               (the 'CO-AGENTS') hereunder;

        (v) The financial institutions (the 'BANKS') listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto; and

        (vi) CITIBANK, N.A. ('CITIBANK'), as Administrative Agent for the Lenders hereunder,


                                       PRELIMINARY STATEMENT

        The Borrowers have requested the Banks to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders on such terms and conditions.

        Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

                                            ARTICLE I
                                 DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

               'ADMINISTRATIVE AGENT' means Citibank or any successor thereto as provided herein.

               'ADVANCE' means a Contract Advance or a Competitive Advance (each of which shall be a 'CLASS' of Advance).

               'AFFILIATE' means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

               'AGENTS' means, collectively, the Administrative Agent and the Co-Agents in their respective capacities as such.

               'AGREEMENT' means this Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

               'AGGREGATE DIVIDEND PAYING AVAILABILITY' means the aggregate amount (without duplication) of consolidated retained earnings and consolidated capital surplus, paid in, of the Operating Companies available for the payment of dividends to NU, after giving effect to any legal, regulatory or contractual restrictions applicable to the payment of such dividends, together with any accrued interim liabilities for dividends declared and payable to NU, in each case to the extent payment thereof is not in default or restricted by law, regulation or contract.

               'APPLICABLE FACILITY FEE RATE' means, for each Borrower for any day, the percentage PER ANNUM set forth below in effect on such day, determined on the basis of the Applicable Rating Level of NU:

|                                           FACILITY FEE
|   APPLICABLE RATING LEVEL (NU)                             |PERCENTAGE (%)                                           |
|       Level I                                              |0.175                                                    |
|       Level II                                             |0.200                                                    |
|       Level III                                            |0.250                                                    |
|       Level IV                                             |0.300                                                    |
|       Level V                                              |0.500                                                    |

        Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

               'APPLICABLE LENDING OFFICE' means, with respect to each Lender:

                       (i) in the case of any Contract Advance, (A)such Lender's 'EURODOLLAR LENDING OFFICE' in the case of a Eurodollar Rate Advance or (B)such Lender's 'DOMESTIC LENDING OFFICE' in the case of a Base Rate Advance, in each case as specified opposite such Lender's name on ScheduleI hereto or in the Lender Assignment pursuant to which it became a Lender; or

                       (ii) in the case of any Competitive Advance, the office or Affiliate of such Lender identified as the Applicable Lending Office in such Lender's Competitive Bid tendered pursuant to Section 3.03 hereof; or

                       (iii) in each case, such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Administrative Agent.

               'APPLICABLE MARGIN' means, for each Borrower, for any day for any outstanding Contract Advance, the percentage PER ANNUM set forth below in effect on such day, determined on the basis of the Applicable Rating Level for such Borrower:

|                                       APPLICABLE MARGIN
|                                        (PERCENTAGE %)
| APPLICABLE RATING     |                    NU                          |                CL&P AND WMECO                   |
|       LEVEL           |                                                |                                                 |
                        |EURODOLLAR RATE         |BASE RATE ADVANCES     |EURODOLLAR RATE          |BASE RATE ADVANCES
                        |   ADVANCES             |                       |ADVANCES                 |
|      Level I          |0.225                   |0                      |0.20                     |0                      |
|     Level II          |0.275                   |0                      |0.25                     |0                      |
|     Level III         |0.45                    |0                      |0.40                     |0                      |
|     Level IV          |1.075                   |1.00                   |0.95                     |1.00                   |
|      Level V          |1.45                    |1.00                   |1.20                     |1.00                   |

        Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

               'APPLICABLE RATE' means, for each Borrower:

                       (i) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing requested by such Borrower, a rate PER ANNUM during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Margin in effect from time to time during such Interest Period for such Borrower;

                       (ii) in the case of each Base Rate Advance requested by such Borrower, a rate PER ANNUM equal at all times to the sum of the Base Rate in effect from time to time PLUS the Applicable Margin in effect from time to time for such Borrower;

                       (iii) in the case of each Eurodollar Competitive Advance requested by such Borrower, a rate PER ANNUM during the Interest Period therefor equal at all times to the sum of the Eurodollar Rate for such Interest Period PLUS or MINUS, as the case may be, the Competitive Margin in effect during such Interest Period for such Borrower; and

                       (iv) in the case of each Fixed Rate Competitive Advance requested by such Borrower, a rate PER ANNUM during the Interest Period therefor equal at all times to the rate specified by such Lender in its Competitive Bid and accepted by such Borrower for such Competitive Advance in accordance with
               Section 3.03(b)(iv) hereof.

               'APPLICABLE RATING LEVEL' for each Borrower shall be determined at any time and from time to time on the basis of the ratings of S&P and Moody's applicable at such time to such Borrower's Reference Securities in accordance with the following:

|APPLICABLE RATING
|     LEVEL
|                    |            NU                  |           CL&P                 |             WMECO              |
|Level I             |BBB+ and Baa1                   |BBB+ and Baa1                   |BBB+ and Baa1                   |
|Level II            |BBB and Baa2                    |BBB and Baa2                    |BBB and Baa2                    |
|Level III           |BBB- and Baa3                   |BBB- and Baa3                   |BBB- and Baa3                   |
|Level IV            |BB and Ba2 or higher            |BB and Ba2 or higher            |BB and Ba2 or higher            |
|Level V             |BB- and Ba3 or lower            |BB- and Ba3 or lower            |BB- and Ba3 or lower            |

        In the event of a split rating, the lower of the two ratings shall control. The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody's, as the case may be.

               'AVAILABLE COMMITMENT' means, for each Lender, the unused portion of such Lender's Commitment (which shall be equal to the excess, if any, of such Lender's Commitment over such Lender's Contract Advances outstanding), less such Lender's Percentage of the aggregate amount of Competitive Advances outstanding. 'AVAILABLE COMMITMENTS' shall refer to the aggregate of the Lenders' Available Commitments hereunder.

               'BANKS' has the meaning assigned to that term in the caption to this Agreement.

               'BASE RATE' means, for any period, a fluctuating interest rate PER ANNUM as shall be in effect from time to time which rate PER ANNUM shall at all times be equal to the highest of:

                       (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                       (b) 1/2 of one percent PER ANNUM above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case rounded upward to the nearest 1/16th of one percent (the 'CD RATE'); and

                       (c) 1/2 of one percent PER ANNUM above the Federal Funds Rate in effect from time to time.

        If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the CD Rate or the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause(b) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the CD Rate, and clause(c) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the Federal Funds Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in Citibank's base rate, the CD Rate or the Federal Funds Rate shall be effective on the effective date of such change in Citibank's base rate, the CD Rate or the Federal Funds Rate, respectively.

               'BASE RATE ADVANCE' means a Contract Advance in respect of which a Borrower has selected in accordance with ArticleIII hereof, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

               'BORROWER' or 'BORROWERS' has the meaning assigned to that term in the caption to this Agreement.

               'BORROWER SUBLIMIT' means: (i)with respect to NU, $150,000,000;
        (ii)with respect to CL&P, $375,000,000 and (iii)with respect to WMECO, $150,000,000.

               'BORROWING' means a Contract Borrowing or Competitive Borrowing (each of which shall be a 'CLASS' of Borrowing).

               'BUSINESS DAY' means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Competitive Advances, on which dealings are carried on in the London interbank market.

               'CITIBANK' has the meaning assigned to that term in the caption to this Agreement.

               'CLASS' has the meaning assigned to such term (i)in the definition of 'ADVANCE' when used in such context and (ii)in the definition of 'BORROWING' when used in such context.

               'CL&P' has the meaning assigned to that term in the caption to this Agreement.

               'CL&P INDENTURE' has the meaning assigned to that term in Section7.02(a)(ii)(B) hereof.

               'CLOSING' means the fulfilment of all of the conditions precedent enumerated in Section 5.01 hereof to the satisfaction of the Administrative Agent, the Lenders and the Borrowers. All transactions contemplated by the Closing shall take place on or prior to October 23, 1996, at the offices of King & Spalding, 120 West 45th Street, New York, New York 10036, at 10:00A.M. (New York City time), or such other place and time as the parties hereto may mutually agree (the 'CLOSING DATE').

               'CO-AGENTS' has the meaning assigned to that term in the caption to this Agreement.

               'COMMITMENT' means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03 hereof. 'COMMITMENTS' shall refer to the aggregate of the Lenders' Commitments hereunder.

               'COMMON EQUITY' means, at any date for any Borrower, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding common shares of such Borrower and its Subsidiaries and the surplus, paid-in, earned and other, if any, of such Borrower and its Subsidiaries, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

               'COMPETITIVE ADVANCE' means an advance by a Lender to a Borrower as part of a Competitive Borrowing and refers to a Fixed Rate Competitive Advance or a Eurodollar Competitive Advance (each of which shall be a 'TYPE' of Competitive Advance).

               'COMPETITIVE BID' means the offer by a Lender to make a Competitive Advance to a Borrower under the competitive bidding procedure described in Section 3.03(b).

               'COMPETITIVE BID ACCEPTANCE' means a notice given by a Borrower to the Administrative Agent pursuant to Section 3.03(b)(iv) confirming such Borrower's acceptance of one or more Competitive Bids, such notice to be in the form of Exhibit 3.03D-1 hereto, in the case of Competitive Bids for Eurodollar Competitive Advances, or in the form of Exhibit 3.03D-2 hereto, in the case of Competitive Bids for Fixed Rate Competitive Advances.

               'COMPETITIVE BID RATE' means, as to any Competitive Bid made by a Lender pursuant to Section 3.03(b)(iv), (i)in the case of a Eurodollar Competitive Advance, the Competitive Margin and (ii)in the case of a Fixed Rate Competitive Advance, the fixed rate of interest offered by such Lender making such Competitive Bid.

               'COMPETITIVE BID REQUEST' means a request for Competitive Advances made by a Borrower to the Administrative Agent pursuant to
        Section 3.03(b)(i), which request shall be in the form of Exhibit 3.03A-1 hereto, in the case of a request for Competitive Eurodollar Advances, or in the form of Exhibit 3.03A-2 hereto, in the case of a request for Competitive Fixed Rate Advances .

               'COMPETITIVE BORROWING' means a borrowing consisting of one or more Competitive Advances of the same Type and Interest Period made to a Borrower on the same day by each of the Lenders whose Competitive Bid to make one or more Competitive Advances as part of such borrowing has been accepted by such Borrower under the competitive bidding procedure described in Section 3.03(b). A Competitive Borrowing may be referred to herein as being a 'TYPE' of Competitive Borrowing, corresponding to the Type of Competitive Advances comprising such Borrowing.

               'COMPETITIVE MARGIN' means, with respect to any Eurodollar Competitive Advance, the percentage PER ANNUM (expressed in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Advance, as specified in the Competitive Bid relating to such Advance.

               'COMPETITIVE NOTE' means a promissory note of a Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the indebtedness of such Borrower to such Lender from time to time resulting from Competitive Advances made by such Lender.

               'CONFIDENTIAL INFORMATION' has the meaning assigned to that term in Section 10.08 hereof.

               'CONTINUING DIRECTORS' means the directors of NU on the Closing Date and each other director of NU, if such other director's nomination for election to the Board of Directors of NU is (or was) recommended by a majority of the then Continuing Directors.

               'CONSOLIDATED INTEREST EXPENSE' means, for any Borrower, for any period, the aggregate amount of any interest required to be paid during such period by such Borrower and its Subsidiaries on Debt (including the current portion thereof) (as determined on a consolidated basis in accordance with generally accepted accounting principles).

               'CONSOLIDATED OPERATING INCOME' means for any Borrower, for any period (as determined on a consolidated basis in accordance with generally accepted accounting principles), such Borrower's and its Subsidiaries' operating income for such period, adjusted as follows:

               (i) INCREASED by the amount of income taxes paid by such Borrower and its Subsidiaries during such period, if and to the extent deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period;

               (ii) INCREASED by the amount of any depreciation and amortization deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period; and

               (iii) DECREASED by the amount of any capital expenditures paid by such Borrower and/or its Subsidiaries to the extent not deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period.

               'CONTRACT ADVANCE' means an advance by a Lender to any Borrower pursuant to Section 3.01 hereof, and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a 'TYPE' of Contract Advance). For purposes of this Agreement, all Contract Advances of a Lender (or portions thereof) of the same Type and Interest Period, if any, made on the same day to the same Borrower shall be deemed to be a single Advance by such Lender until repaid.

               'CONTRACT BORROWING' means a borrowing consisting of one or more Contract Advances of the same Type and Interest Period, if any, made to the same Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments. A Contract Borrowing may be referred to herein as being a 'TYPE' of Contract Borrowing, corresponding to the Type of Contract Advances comprising such Borrowing. For purposes of this Agreement, all Contract Advances of the same Type and Interest Period, if any, made on the same day to the same Borrower shall be deemed a single Contract Borrowing hereunder until repaid.

               'CONTRACT NOTE' means a promissory note of any Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01B hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Contract Advances made by such Lender to such Borrower.

               'DEBT' means, for any Person, without duplication,
        (i)indebtedness of such Person for borrowed money, including but not limited toobligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (ii)obligations of such Person to pay the deferred purchase price of property or services (excluding any obligation of such Person to the United States Department of Energy or its successor with respect to disposition of spent nuclear fuel burned prior to April3, 1983), (iii)obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
        (iv)obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses(i) through (iii), above, and (v)liabilities in respect of unfunded vested benefits under ERISA Plans.

               'DISCLOSURE DOCUMENTS' means with respect to each Borrower, such Borrower's Annual Report on Form10-K for the year ended December31, 1995, its Quarterly Reports on Form10-Q for the quarters ended
        March31, 1996 and June30, 1996 and any Current Report on Form8-K delivered to the Lenders at least three Business Days prior to the date of this Agreement.

               'ERISA' means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               'ERISA AFFILIATE' means, with respect to any Person, any trade or business (whether or not incorporated) which is a 'COMMONLY CONTROLLED ENTITY' of such Person within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

               'ERISA MULTIEMPLOYER PLAN' means a 'MULTIEMPLOYER PLAN' subject to TitleIV of ERISA.

               'ERISA PLAN' means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of any Borrower or any ERISA Affiliate and covered by TitleIV of ERISA.

               'ERISA PLAN TERMINATION EVENT' means (i)a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii)the withdrawal of any Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a 'SUBSTANTIAL EMPLOYER' as defined in Section 4001(a)(2) of ERISA, or
        (iii)the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (iv)the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v)any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

               'EUROCURRENCY LIABILITIES' has the meaning assigned to that term in RegulationD of the Board of Governors of the Federal Reserve
        System, as in effect from time to time.

               'EURODOLLAR COMPETITIVE ADVANCE' means a Competitive Advance in respect of which a Borrower has selected in accordance with
        Section 3.03 hereof, and this Agreement provides, interest to be computed on the basis of the Eurodollar Rate.

               'EURODOLLAR RATE' means, for each Interest Period for each Eurodollar Rate Advance or Eurodollar Competitive Advance comprising part of the same Borrowing, an interest rate PER ANNUM equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% PER ANNUM, if such average is not such a multiple) of the rates PER ANNUM at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00a.m. (London time) two Business Days before the first day of such Interest Period in the amount of $1,000,000 and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of Sections3.06(d) and 4.03(g).

               'EURODOLLAR RATE ADVANCE' means a Contract Advance in respect of which a Borrower has selected in accordance with ArticleIII hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

               'EURODOLLAR RESERVE PERCENTAGE' of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under RegulationD or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

               'EVENT OF DEFAULT' has the meaning specified in Section8.01 hereof.

               'EXISTING CREDIT FACILITIES' means the several 364-Day and Three-Year Credit Agreements, each dated as of December 1, 1992, entered into with individual banks by (i) CL&P, NU and WMECO, as 'Borrowers' thereunder and NUSCO as the 'Borrowers' Agent' thereunder and (ii)CL&P, NU, WMECO, HWP, NNECO and RRR, as 'Borrowers' thereunder and NUSCO as the 'Borrowers' Agent' thereunder, in each case as amended, modified or supplemented to the date hereof, together in each case with all 'Notes' issued and 'Advances' made thereunder.

               'FEDERAL FUNDS RATE' means, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               'FEE LETTERS' means collectively, (i)that certain Fee Letter dated September 16, 1996 among Citibank, Citicorp Securities, Inc. and the Borrowers and (ii)that certain Fee Letter dated September 16, 1996 among The Toronto-Dominion Bank, Toronto Dominion Securities (USA) Inc. and the Borrowers.

               'FERC' means the Federal Energy Regulatory Commission.

               'FINANCING AGREEMENT' has the meaning assigned to that term in
        Section 7.02(f).

               'FIRST MORTGAGE BONDS' means any bond, however designated, entitled to the benefits of a First Mortgage Indenture.

               'FIRST MORTGAGE INDENTURE' means, with respect to CL&P, the CL&P Indenture; and with respect to WMECO, the WMECO Indenture.

               'FISCAL QUARTER' means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

               'FISCAL YEAR' means a period of twelve calendar months ending on the last day of December.

               'FIXED RATE COMPETITIVE ADVANCE' means a Competitive Advance in respect of which a Borrower has selected in accordance with
        Section 3.03(b)(iv) hereof, and this Agreement provides, interest to be computed on the basis of a fixed percentage rate PER ANNUM (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Advance in its Competitive Bid.

               'FRACTION' means, in respect of any Borrower as determined at any time, a fraction, the numerator of which shall be the Borrower Sublimit of such Borrower at such time, and the denominator of which shall be the sum of the Borrower Sublimits of all Borrowers at such time.

               'GOVERNMENTAL APPROVAL' means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Securities and Exchange Commission, the FERC, the Nuclear Regulatory Commission, the Connecticut Department of Public Utility Control and the Massachusetts Department of Public Utilities), required in connection with either
        (i)the execution, delivery or performance of this Agreement and the Notes or (ii)the nature of a Borrower's or any Principal Subsidiary's business as conducted or the nature of the property owned or leased by it.

               'HAZARDOUS SUBSTANCE' means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

               'HWP' means Holyoke Water Power Company, a corporation organized under the laws of the Commonwealth of Massachusetts.

               'INDEMNIFIED PERSON' has the meaning assigned to that term in
        Section 10.04(b) hereof.

               'INFORMATION MEMORANDUM' means the confidential Information Memorandum, dated September, 1996, regarding the Borrowers, as distributed to the Agents and the Lenders, including, without limitation, all schedules and attachments hereto.

               'INTEREST PERIOD' has the meaning assigned to that term in
        Section 3.06(a) hereof.

               'LENDER ASSIGNMENT' means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07 hereto.

               'LENDERS' means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

               'LIEN' has the meaning assigned to that term in Section7.02(a) hereof.

               'MAJORITY LENDERS' means on any date of determination, Lenders who, collectively, on such date (i)have Percentages in the aggregate of at least 66-2/3% and (ii)if the Commitments have been terminated, hold at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

               'MOODY'S' means Moody's Investors Service, Inc., or any successor thereto.

               'NAEC' means North Atlantic Energy Corporation, a corporation organized under the laws of the State of New Hampshire.

               'NIANTIC BAY FUEL LEASE AGREEMENT' means that certain Nuclear Fuel Lease Agreement, dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Nuclear Fuel Lease Agreement dated as of February 11, 1992, between the Niantic Bay Fuel Trust, as lessor and CL&P and WMECO, as lessees, as amended from time to time in accordance with the terms of this Agreement.

               'NIANTIC BAY FUEL TRUST' means Bankers Trust Company, not in its individual capacity, but solely as trustee of the Niantic Bay Fuel Trust under that certain Trust Agreement, dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to The New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Company, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor and CL&P and WMECO as Beneficiaries.

               'NIANTIC BAY FUEL TRUST CREDIT AGREEMENT' means that certain Credit Agreement, dated as of February 11, 1992, among the Niantic Bay Fuel Trust, as borrower, the 'Banks' from time to time parties thereto and The First National Bank of Chicago, as 'Bank Agent' thereunder, as amended by a First Amendment thereto dated as of April 30, 1993 and a Second Amendment thereto, dated as of May 12, 1995, as amended from time to time in accordance with the terms of this Agreement.

               'NNECO' means Northeast Nuclear Energy Company, a corporation organized under the laws of the State of Connecticut.

               'NOTE' means a Contract Note or a Competitive Note, as each may be amended, supplemented or otherwise modified from time to time.

               'NOTICE OF CONTRACT BORROWING' has the meaning assigned to that term in Section 3.01 hereof.

               'NU' has the meaning assigned to that term in the caption to this Agreement.

               'NU SYSTEM MONEY POOL' means the money pool described in the application/declaration, as amended, of NU, CL&P, WMECO, PSNH, NAEC and HWP filed with the Securities and Exchange Commission in File No. 70-8875, as amended from time to time.

               'NUSCO' means Northeast Utilities Service Company, a Connecticut corporation.

               'OPERATING COMPANIES' means the Principal Subsidiaries of NU and HWP.

               'PBGC' means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

               'PERCENTAGE' means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

               'PERSON' means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               'PRINCIPAL SUBSIDIARY' means a Subsidiary, whether owned directly or indirectly by a Borrower, which, with respect to such Borrower and its Subsidiaries taken as a whole, represents a material portion of such Borrower's consolidated assets or such Borrower's consolidated net income (or loss) (it being understood that CL&P, WMECO, PSNH and NAEC are Principal Subsidiaries of NU, but no other Principal Subsidiaries of NU and no Principal Subsidiaries of any other Borrower presently exist).

               'PSNH' means Public Service Company of New Hampshire, a corporation duly organized under the laws of the State of New Hampshire.

               'RECIPIENT' has the meaning assigned to that term in
        Section 10.08 hereof.

               'REFERENCE BANKS' means Citibank, N.A., The Toronto-Dominion Bank and Fleet National Bank, and any other bank or financial institution designated by the Borrowers and the Administrative Agent with the approval of the Majority Banks to act as a Reference
        Bank hereunder.

               'REFERENCE SECURITIES' means (i)in the case of NU, NU's unsecured long-term Debt not entitled to the benefits of a letter of credit or other credit enhancement facility and (ii)in the case of CL&P and WMECO, their respective First Mortgage Bonds not entitled to the benefits of a letter of credit or other credit enhancement facility (or, if no First Mortgage Bonds of CL&P or WMECO (as the case may be) are then outstanding, such Borrower's other senior secured long-term Debt not entitled to the benefits of a letter of credit or other credit enhancement facility).

               'REGULATORY ASSET' means, with respect to CL&P or WMECO, an intangible asset established by regulatory order or similar action of a utility regulatory agency having jurisdiction over CL&P or WMECO, as the case may be, and included in the rate base of CL&P or WMECO, as the case may be, to be amortized by rates over time.

               'REGULATORY TRANSACTION' means any merger or consolidation of a Borrower with or into, or any purchase or acquisition by a Borrower of the assets of (and any related assumption by such Borrower of the liabilities of) any utility company or utility-related company, if such transaction is undertaken pursuant to an order or request of, or otherwise in fulfillment of the stated goals of, a utility regulatory agency having jurisdiction over NU or any of its Subsidiaries.

               'REGULATORY TRANSACTION ENTITY' means any utility company or utility-related company (other than a Borrower) that is the subject of a Regulatory Transaction.

               'RRR' means The Rocky River Realty Company, a corporation organized under the laws of the State of Connecticut.

               'S&P' means Standard and Poor's Rating Group, or any successor thereto.

               'SEC BORROWING LIMIT' means, for any Borrower on any date, the short-term debt borrowing limit prescribed by the Securities and Exchange Commission applicable to such Borrower on such date.

               'SUBSIDIARY' shall mean, with respect to any Person (the 'PARENT'), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

               'SURVIVING CREDIT FACILITIES' means, as of any time following the Closing, such of the Existing Credit Facilities as had not been terminated on or prior to the Closing.

               'TERMINATION DATE' means the earlier to occur of (i)October 23, 1999, or such later date to which the Termination Date shall be extended in accordance with Section 2.04, (ii) October 31, 1996, if the Closing Date shall not have occurred on or prior to such date,
        (iii)the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 8.02 or (iv)the date of acceleration of all amounts payable hereunder and under the Notes pursuant to Section8.02.

               'TOTAL CAPITALIZATION' means, at any date for any Borrower, the sum of (i) the aggregate principal amount of all long-term and short-term Debt (including the current portion thereof) of such Borrower and its Subsidiaries, (ii)the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of such Borrower and its Subsidiaries and
        (iii)the consolidated surplus of such Borrower and its Subsidiaries, paid-in, earned and other, if any, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of such Borrower's financial statements included in its Annual Report on Form 10-K included by reference in the Information Memorandum.

               'TOTAL COMMITMENT' means [$400,000,000], or such lesser amount from time to time as shall equal the sum of the Commitments.

               'TYPE' has the meaning assigned to such term (i)in the definition of 'CONTRACT ADVANCE' when used in the such context and
        (ii)in the definition of 'CONTRACT BORROWING' when used in such context.

               'UNMATURED DEFAULT' means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

               'WMECO' has the meaning assigned to that term in the caption to this Agreement.

               'WMECO INDENTURE' has the meaning assigned to that term in Section7.02(a)(ii)(C) hereof.

        SECTION 1.02. COMPUTATION OF TIME PERIODS. In the computation of periods of time under this Agreement any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time 'FROM' a specified date 'TO' or 'UNTIL' a later specified date, the word 'FROM' means 'FROM AND INCLUDING' and the words 'TO' and 'UNTIL' each means 'TO BUT EXCLUDING'.

        SECTION 1.03. ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial statements included by reference in the Information Memorandum. All references contained herein to any Borrower's Annual Report on Form 10-K in respect of a Fiscal Year or Quarterly Report on Form 10-Q in respect of a Fiscal Quarter shall be deemed to include any exhibits and schedules thereto, including without limitation in the case of any Annual Report on Form 10-K, any 'Annual Report' of such Borrower referred to therein.

        SECTION 1.04. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount of Advances outstanding under this Agreement to one or more, or all, Borrowers on any date, such reference shall refer to the aggregate principal amount of all such Advances to such Borrower(s) outstanding on such date after giving effect to (i) all Advances to be made to such Borrower(s) on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances on such date by such Borrower(s).

                                            ARTICLE II
                                            COMMITMENTS

        SECTION 2.01. THE COMMITMENTS. (a)Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the several Borrowers from time to time on any Business Day during the period from the Closing Date until the Termination Date, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment. Within the limits of such Lender's Available Commitment, each Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

        (b) In no event shall any Borrower be entitled to request or receive any Advance under subsection(a) that would cause the aggregate principal amount advanced pursuant thereto to exceed the Available Commitments. In no event shall any Borrower be entitled to request or receive any Advance that would cause the total principal amount of all Advances outstanding hereunder to exceed the Total Commitment, or that would cause the aggregate principal amount of all Advances outstanding to or requested by such Borrower to exceed such Borrower's Borrower Sublimit. In no event shall any Borrower be entitled to request or receive any Advance that, when aggregated with all other Advances outstanding to or requested by such Borrower and all other short-term debt of such Borrower, would exceed such Borrower's SEC Borrowing Limit as then in effect.

        (c) In addition to each Lender's Commitment under subsection(a) above, but subject nevertheless to the provisions of subsection(b) above, each Borrower may request Competitive Advances to be made at the discretion of each Lender in accordance with Section 3.03 hereof.

        SECTION 2.02. FEES. (a) In accordance with subsection(b) below, the Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee (the 'FACILITY FEE') on the amount of such Lender's Commitment (whether used or unused) at the Applicable Facility Fee Rate from the date of this Agreement, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

        (b) Each Borrower shall be liable for its PRO RATA share of each payment of the Facility Fee hereunder, such PRO RATA share to be determined on the basis of such Borrower's Fraction. The Borrowers' respective obligations under Sections4.03(a), 4.03(b) and 10.04 hereof shall be paid by each Borrower in the same proportion as set forth in the immediately preceding sentence; PROVIDED, HOWEVER, that if and to the extent that any such obligations are reasonably determined by the Borrowers (subject to the approval of the Administrative Agent) to be directly attributable to Advances made to a specific Borrower or the Notes of such Borrower, only such Borrower shall be liable for such obligations. In the event that one Borrower fails to pay its portion of the Facility Fee or payments under Sections4.03(a), 4.03(b) or
10.04 hereof, each of the other Borrowers shall be jointly and severally liable for any such payment; PROVIDED, HOWEVER, that if and to the extent that any such payments (excluding payment of the Facility Fee) are reasonably determined by the Borrowers (subject to the approval of the Administrative Agent) to be directly attributable to Advances made to a specific Borrower or the Notes of such Borrower, only such Borrower shall be liable for such payments.

        (c) The Borrowers further agree to pay the fees specified in the Fee Letters, together with such other fees as may be separately agreed to by the Borrowers and the Administrative Agent.

        SECTION 2.03.  REDUCTION OF THE COMMITMENTS AND BORROWER SUBLIMITS.
(a)The Borrowers may jointly, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Commitments of the respective Lenders; PROVIDED THAT: (i)any such partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii)in no event shall the Commitments be reduced to an amount less than the aggregate principal amount of all Advances then outstanding. If as a result of any reduction of the Commitments pursuant to this subsection, the Borrower Sublimit of any Borrower would exceed the Total Commitment as then in effect, such Borrower Sublimit shall be reduced to an amount equal to the Total Commitment as so in effect.
In no event shall the Borrowers be entitled to increase the Total Commitment without the consent of all of the Lenders.

        (b)Each Borrower may, severally and without the consent of any other Borrower, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part its Borrower Sublimit; PROVIDED
THAT: (i)any such partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and
(ii)in no event shall any Borrower Sublimit be reduced to an amount less than the aggregate principal amount of all Advances then outstanding to the relevant Borrower. In no event shall any Borrower be entitled to increase its Borrower Sublimit without the consent of all of the Lenders.

        (c) If the Closing Date does not occur on or prior to October 31, 1996, the Commitment of each Lender shall automatically terminate.

        SECTION 2.04. EXTENSION OF THE TERMINATION DATE. Unless the Termination Date shall have previously occurred in accordance with its terms, at least 105 days but not more than 120 days before the Termination Date, as then in effect, the Borrowers may jointly, by notice to the Administrative Agent (any such notice being irrevocable), request the Administrative Agent and the Lenders to extend the Termination Date for a period of one year. If the Borrowers shall make such request, the Administrative Agent shall promptly inform the Lenders thereof and, no later than 60 days prior to the Termination Date as then in effect, the Administrative Agent shall notify the Borrowers in writing if the Lenders consent to such request and the conditions of such consent (including conditions relating to legal documentation and evidence of the obtaining of all necessary governmental approvals). The granting of any such consent shall be in the sole and absolute discretion of each Lender, and if the Administrative Agent shall not so notify the Borrowers, such lack of notification shall be deemed to be a determination not to consent to such request. No such extension shall occur unless all of the Lenders consent thereto (or if less than all the Lenders consent thereto, unless one or more other existing Lenders, or one or more other banks and financial institutions acceptable to the Borrowers and the Administrative Agent, agree to assume all of the Commitments of the non-consenting Lenders).

                                            ARTICLE III
                                 CONTRACT AND COMPETITIVE ADVANCES

        SECTION 3.01. CONTRACT ADVANCES. More than one Contract Borrowing may be made on the same Business Day. Each Contract Borrowing shall consist of Contract Advances of the same Type and Interest Period made to the same Borrower on the same Business Day by the Lenders ratably according to their respective Commitments. Each Contract Borrowing shall be made on notice in substantially the form of Exhibit 3.01 hereto (a 'NOTICE OF CONTRACT BORROWING'), delivered by the Borrower requesting such Contract Borrowing to the Administrative Agent, by hand, telecopy or telex, not later than 11:00 a.m. (New York City time) (i)in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and(ii)in the case of Base Rate Advances, on the day of the proposed Borrowing. Upon receipt of a Notice of Contract Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received. Each Notice of Contract Borrowing shall specify therein: (i)the requested (A)date of such Borrowing,
(B)principal amount and Type of Advances comprising such Borrowing and
(C)Interest Period for such Advances; (ii)the identity of the Borrower requesting such proposed Borrowing and (iii)the Borrower Sublimit applicable to such Borrower on the proposed date of such proposed Borrowing and the aggregate amount of Advances to be outstanding to such Borrower on such date after giving effect to such proposed Borrowing. Each proposed Borrowing shall be subject to the provisions of Sections3.02, 4.03 and ArticleV hereof.

        SECTION 3.02.  TERMS RELATING TO THE MAKING OF CONTRACT ADVANCES.
(a)Notwithstanding anything in Section 3.01 above to the contrary:

               (i) at no time shall more than twelve different Contract Borrowings be outstanding hereunder;

               (ii) each Contract Borrowing hereunder shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Contract Borrowings and all Competitive Borrowings to be made to, or repaid or prepaid by, the relevant Borrower on such date; and

               (iii) each Contract Borrowing hereunder which is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $10,000,000.

        (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting such proposed Borrowing.

        SECTION 3.03. (a)COMPETITIVE ADVANCES. Each Competitive Borrowing shall consist of Competitive Advances of the same Type and Interest Period made by the Lenders in accordance with this Section 3.03 and shall be in a minimum aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, except as otherwise provided pursuant to Section 3.03(b)(iv) hereof. Competitive Advances shall be made in the amounts accepted by the Borrower requesting such Competitive Advance in accordance with
Section 3.03(b)(iv). Each Competitive Advance, regardless of which Lender makes such Advance, will reduce the Available Commitments of all Lenders pro rata as provided in the definition of 'AVAILABLE COMMITMENTS' in Section 1.01 hereof. Promptly after each Competitive Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Borrowing, the amount by which such Lender's Available Commitment has been reduced, the date of the Competitive Borrowing and the Interest Period with respect thereto.

        (b)    COMPETITIVE BID PROCEDURES.

               (i) In order to request Competitive Advances: (A) in the case of any request for Eurodollar Competitive Advances, the Borrower requesting such Eurodollar Competitive Advances shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request substantially in the form of Exhibit 3.03A-1 hereto to be received by the Administrative Agent not later than 10:00a.m. (New York City time), four Business Days prior to the proposed Eurodollar Competitive Borrowing and (B)in the case of any request for Fixed Rate Competitive Advances, the Borrower requesting such Fixed Rate Competitive Advances shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request substantially in the form of Exhibit 3.03A-2 hereto to be received by the Administrative Agent not later than 10:00a.m. (New
        York City time), one Business Day prior to the proposed Fixed Rate Competitive Borrowing. Each such Competitive Bid Request shall refer to this Agreement and specify: (1)the date of such Competitive Borrowing (which shall be a Business Day), (2) the principal amount thereof (which shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof), (3)the Interest Period with respect thereto and the last day of such Interest Period (which shall be at least 30 days from the date of such Competitive Borrowing and shall fall on or prior to the Termination Date) and any additional interest payment date or dates relating to such Competitive Borrowing,
        (4)the Borrower Sublimit applicable to such Borrower on the day of such Borrowing and the aggregate amount of Advances to be outstanding to such Borrower on the date of such Borrowing after giving effect to such Borrowing, (5)whether the Borrowing then being requested is to consist of Eurodollar Competitive Advances or Fixed Rate Competitive Advances and (6)any other terms applicable to such Competitive Bid Borrowing. No Contract Advances shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the form of Exhibit 3.03A-1 or Exhibit 3.03A-2, as the case may be, may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall by telex or telecopier (in the form of Exhibit 3.03B hereto) invite the Lenders to bid to make Competitive Bids in accordance with such Competitive Bid Request.

               (ii) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower requesting such Competitive Bids, which Competitive Bids shall be responsive to the Competitive Bid Request. Each Competitive Bid by such Lender must be received by the Administrative Agent (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier (in the form of Exhibit 3.03C-1 hereto) not later than 9:30a.m. (New York City time) three Business Days prior to a proposed Competitive Borrowing and (B)in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telex or telecopier (in the form of Exhibit 3.03C-2 hereto) not later than 9:30a.m. (New York City time) on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the form of
        Exhibit 3.03C-1 or 3.03C-2, as the case may be, may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bid, and the Administrative Agent shall notify the Lender making such non-conforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (X)the principal amount (which shall be a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000 and which may be up to the aggregate amount of the proposed Competitive Borrowing regardless of the Commitment of the Lender) of the Competitive Advance that the Lender is willing to make to the Borrower requesting such Competitive Bid and
        (Y)the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Advances. If any selected Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent, in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier, not later than 9:30a.m. (New York City time), three Business Days prior to the proposed Competitive Borrowing, and, in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telex or telecopier not later than 9:30a.m. (New York
        City time) on the day of the proposed Competitive Borrowing; PROVIDED, HOWEVER, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Advance. A Competitive Bid submitted by a Lender pursuant to this subsection(ii) shall be irrevocable.

               (iii) The Administrative Agent shall (A)in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly notify the Borrower that made such Competitive Bid Request by telex or telecopier and (B)in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, notify such Borrower by telephone not later than 10:00a.m. (New York City time) on the day of such proposed Competitive Borrowing of the Competitive Bids made, of the Competitive Bid Rate and the principal amount of each Competitive Bid and the identity of the Lender that made such Competitive Bid.

               (iv) The Borrower that made such Competitive Bid Request may, in its sole and absolute discretion, subject only to the provisions of this subsection(iv), accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone whether and to what extent it has decided to accept or reject any or all of the Competitive Bids (specifying each Lender selected by it to make Competitive Advances, the principal amount of such Advances and the Competitive Bid Rate): (A)in the case of a Borrowing to consist of Eurodollar Competitive Advances, by not later than 10:15a.m. (New York City time) three Business Days before a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Acceptance in the form of Exhibit 3.03D-1 hereto, hand delivered, telexed or telecopied by such Borrower to the Administrative Agent), and (B)in the case of a Borrowing to consist of Fixed Rate Competitive Advances, not later than 10:15a.m. (New York City time) on the day of a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Acceptance in the form of Exhibit 3.03D-2 hereto, hand delivered, telexed or telecopied by such Borrower to the Administrative Agent); PROVIDED, HOWEVER, that
        (1)the failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in subsection(iii) above,
        (2)such Borrower shall not accept a bid made at a particular Competitive Bid Rate if such Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (3)the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (4)if such Borrower shall determine to accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of all Competitive Bids made at such Competitive Bid Rate, when added to the aggregate amount of all Competitive Bids at lower Competitive Bid Rates, would cause the total amount of Competitive Bids to be accepted by such Borrower to exceed the principal amount specified in the Competitive Bid Request, THEN such Borrower shall accept all such Competitive Bids at such Competitive Bid Rate in an aggregate amount reduced to eliminate such excess, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made ratably in accordance with the amount of each such Competitive Bid (subject to clause(5) below), and (5)no Competitive Bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a minimum principal amount of $10,000,000 and an integral multiple of $1,000,000 in excess thereof; PROVIDED FURTHER, HOWEVER, that if a Competitive Advance must be in an amount of less than $10,000,000 because of the provisions of (4) above, such Competitive Advance may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to (4) above, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of such Borrower.
        Notice given by such Borrower pursuant to this subsection(iv) shall be irrevocable.

               (v) The Administrative Agent shall notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what principal amount and at what Competitive Bid Rate): (A)in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly by telex or telecopier and (B)in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, by telephone (such information to be confirmed in writing by the Administrative Agent to the bidding Lenders not later than 12:00noon (New York City time) on such day), not later than 10:30a.m. (New York City time) on the day of the Competitive Borrowing and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance in respect of which its bid has been accepted. The Administrative Agent shall not be required to disclose to any Lender any other information with respect to the Competitive Bids submitted, but the Administrative Agent may, at the request of any Lender, and at the instruction of the Borrower that made such Competitive Bid Request, provide to such Lender certain information with respect to Competitive Bids made and accepted as deemed appropriate by such Borrower.

               (vi) Neither the Administrative Agent nor any Lender shall be responsible to the Borrower that made such Competitive Bid Request for
        (A)a failure to fund a Competitive Advance on the date such Advance is requested by such Borrower or (B)the funding of such Advance at a Competitive Bid Rate or in an amount other than that confirmed pursuant to subsections(iv) and (v) above due in each case to delays in communications, miscommunications (including, without limitation, any variance between telephonic bids or acceptances and the written notice provided by the Administrative Agent to the Lenders pursuant to subsection(v) above or the written confirmation supplied by such Borrower pursuant to subsection(iv) above) and the like among such Borrower, the Administrative Agent and the Lenders, and such Borrower agrees to indemnify each Lender for all reasonable costs and expenses incurred by it in accordance with the terms of Section 4.03(e) hereof, as a result of any such delay, miscommunication or the like that results in a failure to fund a Competitive Advance or the funding of a Competitive Advance at a Competitive Bid Rate or in an amount other than that set forth in the written notice provided by the Administrative Agent to the Lenders pursuant to subsection(v) above or the written confirmation supplied by such Borrower pursuant to subsection(iv) above.

               (vii) If the Administrative Agent has elected to submit a Competitive Bid in its capacity as Lender, such bid must be submitted directly to the Borrower that made such Competitive Bid Request one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to subsection(ii) above.

               (viii) A Competitive Bid Request for Eurodollar Competitive Advances shall not be made within five Business Days after the date of any previous Competitive Bid Request for Eurodollar Competitive Advances.

               (ix) All notices required by this Section 3.03 must be made in accordance with Section 10.02.

               (x) To facilitate the administration of this Agreement and the processing of Competitive Bids, each Lender has submitted, or will submit upon becoming a Lender pursuant to Section 10.07 hereof, to the Administrative Agent a completed administrative questionnaire in the form specified by the Administrative Agent, and each Lender agrees to promptly notify the Administrative Agent in writing of any change in the information so provided.

        SECTION 3.04. MAKING OF ADVANCES. (a)Each Lender shall, before 12:00noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in Section 10.02, in same day funds, such Lender's portion of such Borrowing. Contract Advances shall be made by the Lenders ratably in accordance with their several Commitments and Competitive Advances shall be made by the Lender or Lenders whose Competitive Bids therefor have been accepted pursuant to Section 3.03(b)(iv) in the amounts so accepted. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ArticleV, the Administrative Agent will make such funds available to the Borrower that made the request for such Borrowing at the Administrative Agent's aforesaid address.

        (b) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection(a) of this Section 3.04, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower that made the request for such Borrowing a corresponding amount on such date. If and to the extent that any such Lender (a 'NON-PERFORMING LENDER') shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i)in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii)in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

        (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

        SECTION 3.05.  REPAYMENT OF ADVANCES.   Each Borrower shall repay the
principal amount of each Advance made to it hereunder on the last day of the Interest Period for such Advance, which last day shall be the maturity date for such Advance.

        SECTION 3.06. INTEREST. (a)INTEREST PERIODS. The period commencing on the date of each Advance and ending on the last day of the period selected by a Borrower with respect to such Advance pursuant to the provisions of this
Section 3.06 is referred to herein as an 'INTEREST PERIOD'. The duration of each Interest Period shall be (i)in the case of any Eurodollar Rate
Advance or Eurodollar Competitive Advance, 1, 2, 3 or 6 months, (ii)in the case of any Base Rate Advance, 90 days following the date on which such Advance was made and (iii)in the case of any Fixed Rate Competitive Advance, any number of days, but no less than 30 days or more than 270 days; PROVIDED, HOWEVER, that no Interest Period may be selected by any Borrower if such Interest Period would end after the Termination Date.

        (b) INTEREST RATES. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing by such Borrower from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection(b)), payable as follows:

               (i) EURODOLLAR RATE ADVANCES AND EURODOLLAR COMPETITIVE ADVANCES. If such Advance is a Eurodollar Rate Advance or Eurodollar Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any such Interest Period has a duration of more than three months, also on the day of the third month during such Interest Period which corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such third month); PROVIDED that during the continuance of any Event of Default, such Advance shall bear interest at a rate PER ANNUM equal at all times to (A)for the remaining term, if any, of the Interest Period for such Advance, 2% PER ANNUM above the Applicable Rate for such Advance for such Interest Period, and (B)thereafter, 2% PER ANNUM above the Applicable Rate in effect from time to time for Base Rate Advances.

               (ii) BASE RATE ADVANCES. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; PROVIDED that during the continuance of any Event of Default, such Advance shall bear interest at a rate
        PER ANNUM equal at all times to 2% PER ANNUM above the Applicable Rate in effect from time to time for Base Rate Advances.

               (iii) FIXED RATE COMPETITIVE ADVANCES. If such Advance is a Fixed Rate Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any Interest Period has a duration of more than 90days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period, PROVIDED that during the continuance of any Event of Default, such Advance shall bear interest at a rate PER ANNUM equal at all times to (A)for the remainder, if any, of the original stated maturity of such Advance, 2% PER ANNUM above the rate of interest applicable to such Advance immediately prior to the date on which such amount became due, and (B)thereafter, 2% PER ANNUM above the Applicable Rate in effect from time to time for Base Rate Advances.

        (c) OTHER AMOUNTS. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate PER ANNUM equal at all times to 2% PER ANNUM above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

        (d) INTEREST RATE DETERMINATIONS. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Contract Advance for each Borrower. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest Period. If any one Reference Bank shall not furnish such timely information, the Administrative Agent shall determine such interest rate on the basis of the timely information furnished by the other two Reference Banks.

        SECTION 3.07. SEVERAL OBLIGATIONS. Each Borrower's obligations hereunder are several and not joint except as otherwise set forth in this Agreement. Any actions taken by or on behalf of the Borrowers jointly or simultaneously shall not result in one Borrower being held responsible for the actions, debts or liabilities of the other Borrowers. Nothing contained herein shall be interpreted as requiring the Borrowers to effect Borrowings jointly.

                                            ARTICLE IV
                                             PAYMENTS

        SECTION 4.01. PAYMENTS AND COMPUTATIONS. (a)Each Borrower shall make each payment hereunder and under the Notes not later than 12:00noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02 hereof, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

        (b) Each Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under the Note held by such Lender), to charge from time to time against any or all of such Borrower's accounts with such Agent or such Lender, as the case may be, any amount so due.

        (c) All computations of interest based on the Base Rate (except when determined on the basis of the CD Rate or the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts payable pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount, on the basis of a year of 360days. All other computations of interest, including computations of interest based on the Eurodollar Rate, the Base Rate (when and if determined on the basis of the CD Rate or the Federal Funds Rate) and any interest on Fixed Rate Competitive Advances, and all computations of fees and other amounts payable hereunder, shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

        (d) Whenever any payment hereunder or under the Notes shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Eurodollar Competitive Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance or a Eurodollar Competitive Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

        (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

        SECTION 4.02. PREPAYMENTS. (a)No Borrower shall have any right to prepay any Contract Advances except in accordance with subsections(b) and (c), below. No Borrower shall have any right to prepay any Competitive Advance except as required by subsection (c), below.

        (b) Any Borrower may, (i)in the case of Eurodollar Rate Advances, upon at least three Business Day's written notice to the Administrative Agent (such notice being irrevocable) and (ii)in the case of Base Rate Advances, upon notice not later than 11:00a.m. on the date of the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay Contract Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

        (c) If at any time, the aggregate principal amount of Advances outstanding shall exceed the Total Commitment, the Borrowers shall forthwith prepay Advances in a principal amount equal to such excess. If at any time, the aggregate principal amount of Advances outstanding to any Borrower shall exceed the Borrower Sublimit of such Borrower, such Borrower shall forthwith prepay Advances in a principal amount equal to such excess. All prepayments pursuant to this subsection (c) shall be effected FIRST, from outstanding Contract Advances comprising part of the same Borrowing or Borrowings, SECOND from outstanding Eurodollar Competitive Advances and THIRD from outstanding Fixed Rate Competitive Advances, and shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); PROVIDED, HOWEVER, that any holder of a Competitive Advance may waive prepayment of such Competitive Advance, and such waiver shall be binding on the other Lenders.

        SECTION 4.03. YIELD PROTECTION. (a)CHANGE IN CIRCUMSTANCES. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i)change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or Competitive Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii)shall impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or (iii)shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Advances or Competitive Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender, of agreeing to make, making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

        (b) CAPITAL. If any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled 'INTERNATIONAL CONVERGENCE OF CAPITAL MEASUREMENT AND CAPITAL STANDARDS', or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i)of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto and other similar such commitments, agreements or assets, then from time to time the Borrowers shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered.

        (c) EURODOLLAR RESERVES. Each Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate PER ANNUM equal at all times to the remainder obtained by subtracting (i)the Eurodollar Rate for the Interest Period for such Advance from (ii)the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period.
Such additional interest shall be determined by such Lender and notified to the relevant Borrower and the Administrative Agent.

        (d) BREAKAGE INDEMNITY. Each Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i)any failure by such Borrower to fulfill on the date of any Borrowing hereunder of Eurodollar Rate Advances or Competitive Advances the applicable conditions precedent set forth in ArticleV,
(ii)any failure by such Borrower to borrow any Eurodollar Rate Advance hereunder after a Notice of Contract Borrowing has been delivered pursuant to
Section 3.01 hereof or to borrow any Competitive Advance hereunder after a Competitive Bid Acceptance in respect thereof has been delivered pursuant to
Section 3.03(b)(iv) hereof, (iii)any payment or prepayment of a Eurodollar
Rate Advance or Competitive Advance made to such Borrower required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto,
(iv)any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance or Competitive Advance made to such Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or
(v)the occurrence of any Event of Default with respect to such Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance or Competitive Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A)its cost of obtaining the funds for the Eurodollar Rate Advance or Competitive Advance being paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B)the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection(d), it shall be presumed that in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

        (e) NOTICES. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections(a) through (d) of this Section 4.03 shall be submitted to the Borrowers and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The appropriate Borrowers shall pay each Lender directly the amount shown as due on any such certificate within 10days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this Section 4.03 shall not constitute a waiver of such Lender's rights hereunder; PROVIDED that such Lender shall not be entitled to demand payment pursuant to subsections(a) through (d) of this
Section 4.03, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. Each
Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any Lender to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

        (f) CHANGE IN LEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or Eurodollar Competitive Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance or Eurodollar Competitive Advance, then, by written notice to the Borrowers and the Administrative Agent, such Lender may:

               (i) declare that Eurodollar Rate Advances and Eurodollar Competitive Advances will not thereafter be made by such Lender hereunder, whereupon the right of any Borrower to select Eurodollar Rate Advances for any Borrowing and any Competitive Borrowing consisting of Eurodollar Competitive Advances shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to
        Section 10.07(g) hereof; and

               (ii) require that all outstanding Eurodollar Rate Advances and Eurodollar Competitive Advances made by it be repaid as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrowers and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations hereunder in accordance with Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrowers and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrowers under this subsection(f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrowers by any Lender shall be effective as to each Eurodollar Rate Advance and Eurodollar Competitive Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or Eurodollar Competitive Advance; PROVIDED that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrowers and the Administrative Agent.

        (g) MARKET RATE DISRUPTIONS. If (i)less than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances or Eurodollar Competitive Advances in connection with any proposed Borrowing or (ii)if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances or Eurodollar Competitive Advances, the right of the Borrowers to select or receive Eurodollar Rate Advances or Eurodollar Competitive Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent each requested Borrowing of Eurodollar Rate Advances and each requested Borrowing of Eurodollar Competitive Advances hereunder shall be deemed to be a request for Base Rate Advances.

        SECTION 4.04. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 hereof to a Person that is not an Affiliate of the Borrowers) on account of the Advances owing to it (other than pursuant to Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i)the amount of such Lender's required repayment to (ii)the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of any such Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this
Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with
Section 4.01(a).

        SECTION 4.05. TAXES. (a)All payments by or on behalf of any Borrower hereunder and under the Notes shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as 'TAXES'). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to any Lender or the Administrative Agent, (i)the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii)such Borrower shall make such deductions and (iii)such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by such Borrower hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as 'OTHER TAXES').

        (c) Each Borrower hereby indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A Lender's claim for such indemnification shall be set forth in a certificate of such Lender setting forth in reasonable detail the amount necessary to indemnify such Lender pursuant to this subsection(c) and shall be submitted to the Borrowers and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The appropriate Borrower shall pay each Lender directly the amount shown as due on any such certificate within 30days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from a Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to such Borrower any such refunded amount. Each Borrower's, the Administrative Agent's and each Lender's obligations under this Section 4.05 shall survive the payment in full of the Advances.

        (d) Within 30days after the date of any payment of Taxes, the Borrower making such payment will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

        (e) Each Lender shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrowers and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the 'CODE'), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (i)not subject to withholding under the Code or (ii)totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrowers and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrowers and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by any Borrower to pay any additional amounts pursuant to this
Section 4.05. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrowers pursuant to this
Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

        (f) Any Lender claiming any additional amounts payable pursuant to this Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                             ARTICLE V
                                       CONDITIONS PRECEDENT

        SECTION 5.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

        (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender (except for the Notes):

               (i) Counterparts of this Agreement, duly executed by each Borrower.

               (ii) Contract Notes of each Borrower, duly made to the order of each Lender in the amount of such Lender's Commitment.

               (iii) Competitive Notes of each Borrower, duly made to the order of each Lender in the amount of such Borrower's Borrower Sublimit.

               (iv) A certificate of the Secretary or Assistant Secretary of each Borrower certifying:

                       (A) the names and true signatures of the officers of such Borrower authorized to sign this Agreement and such Borrower's Notes, as the case may be, and the other documents to be delivered by such Borrower hereunder;

                       (B) that attached thereto are true and correct copies of: (1) in the case of NU, its Declaration of Trust, and in the case of CL&P and WMECO, its Articles of Incorporation and By-laws, together with all amendments thereto, as in effect on such date; (2)in the case of NU, the resolutions of its Board of Trustees and, in the case of CL&P and WMECO, the resolutions of their respective Boards of Directors, in each case approving this Agreement and such Borrower's Notes and the other documents to be delivered by or on behalf of such Borrower hereunder;
               (3)all documents evidencing other necessary corporate or other similar action, if any, with respect to the execution, delivery and performance by such Borrower of this Agreement and such Borrower's Notes; and (4) true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of 'GOVERNMENTAL APPROVAL' required to be obtained or made by such Borrower in connection with the execution, delivery and performance by such Borrower of this Agreement and such Borrower's Notes.

                       (C) that the resolutions referred to in the foregoing clause (B)(2) have not been modified, revoked or rescinded and are in full force and effect on such date.

               (v) A certificate signed by the Treasurer or Assistant Treasurer of each Borrower, certifying as to:

                       (A) the SEC Borrowing Limit of such Borrower as in effect on the Closing Date;

                       (B) in the case of NU, the Aggregate Dividend Paying Ability of the Operating Companies as of September 30, 1996;

                       (C) the delivery to each of the Lenders, prior to the Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

                       (D) the absence of any material adverse change in the financial condition, operations, properties or prospects of such Borrower since June 30, 1996, except as disclosed in the Disclosure Documents.

               (vi) A certificate of a duly authorized officer of each Borrower stating that (i)the representations and warranties contained in Section 6.01 of such Borrower are correct, in all material respects, on and as of the Closing Date before and after giving effect to the Advances to be made on such date and the application of the proceeds thereof, and (ii)no event has occurred and is continuing with respect to such Borrower which constitutes an Event of Default or Unmatured Default in respect of such Borrower, or would result from such initial Advances or the application of the proceeds thereof.

               (vii) Such financial, business and other information regarding each Borrower and its Principal Subsidiaries, as any Agent shall have reasonably requested.

               (viii)  Favorable opinions of:

                       (A) Day, Berry & Howard, counsel to the Borrowers, in substantially the form of Exhibit 5.01A hereto and as to such other matters as the Administrative Agent may reasonably request;

                       (B) Jeffrey C. Miller, Assistant General Counsel of NUSCO, in substantially the form of Exhibit 5.01B-1 hereto; Catherine E. Shively, Senior Counsel of PSNH, in substantially the form of Exhibit 5.01B-2 hereto; and Richard Early, Senior Counsel of NUSCO, in substantially the form of Exhibit 5.01B-3 hereto; and, in each case, as to such other matters as the Administrative Agent may reasonably request; and

                       (C) King & Spalding, special New York counsel to the Administrative Agent, in substantially the form of Exhibit 5.01C hereto and as to such other matters as the Administrative Agent may reasonably request.

        (b) All fees and other amounts payable pursuant to Section 2.02 hereof or pursuant to the Fee Letters shall have been paid (to the extent then due and payable).

        (c) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Agreement and the Notes or the financial condition, operations, properties or prospects of each Borrower and their respective Principal Subsidiaries.

        SECTION 5.02. CONDITIONS PRECEDENT TO CERTAIN CONTRACT ADVANCES AND ALL COMPETITIVE ADVANCES. The obligation of any Lender to make any Contract
Advance to any Borrower (except any Contract Advance described in Section 5.03), including the initial Contract Advance to such Borrower, or to make any Competitive Advance to such Borrower, shall be subject to the conditions precedent that, on the date of such Contract Advance or Competitive Advance and after giving effect thereto:

               (a) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Competitive Bid Request with respect to such Advance and the acceptance of the proceeds of such Advance without prior correction by or on behalf of such Borrower shall constitute a representation and warranty by such Borrower that on the date of such Advance such statements are true):

                       (i) the representations and warranties of such Borrower contained in Section6.01 of this Agreement are correct, in all material respects, on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                       (ii) no Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing or would result from such Advance or from the application of the proceeds thereof;

                       (iii) the making of such Advance, when aggregated with all other Advances outstanding to or requested by such Borrower would not cause such Borrower's Borrower Sublimit to be exceeded;

                       (iv) the making of such Advance, when aggregated with all other Advances outstanding to or requested by such Borrower and all other outstanding short-term debt of such Borrower would not cause such Borrower's SEC Borrowing Limit then in effect to be exceeded; and

                       (v) if such Borrower is NU, the Aggregate Dividend Paying Availability of the Operating Companies determined as of the last day of the most recently ended Fiscal Quarter is at least equal to the aggregate principal amount of Advances outstanding to NU, before and after giving effect to such Advance and to the application of the proceeds therefrom; and

               (b) such Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of this Agreement or the Notes.

        SECTION 5.03. CONDITIONS PRECEDENT TO OTHER CONTRACT ADVANCES. The obligation of any Lender to make any Contract Advance to any Borrower that would not increase the aggregate principal amount of Contract Advances made by such Lender to such Borrower (as determined immediately prior to and after the making of such Contract Advance) shall be subject to the conditions precedent that, on the date of such Contract Advance and after giving effect thereto:

               (a) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing with respect to such Contract Advance and the acceptance of the proceeds of such Contract Advance without prior correction by or on behalf of such Borrower shall constitute a representation and warranty by such Borrower that on the date of such Contract Advance such statements are true):

                       (i) the representations and warranties of such Borrower contained in Section6.01 of this Agreement (excluding those contained in subsections (f), (g), (h)(ii) and (i) thereof) are correct, in all material respects, on and as of the date of such Contract Advance, before and after giving effect to such Contract Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                       (ii) no Event of Default with respect to such Borrower has occurred and is continuing or would result from such Contract Advance or from the application of the proceeds thereof;

                       (iii) the making of such Contract Advance, when aggregated with all other Advances outstanding to or requested by such Borrower would not cause such Borrower's Borrower Sublimit to be exceeded;

                       (iv) the making of such Contract Advance, when aggregated with all other Advances outstanding to or requested by such Borrower and all other outstanding short-term debt of such Borrower would not cause such Borrower's SEC Borrowing Limit then in effect to be exceeded; and

                       (v) if such Borrower is NU, the Aggregate Dividend Paying Availability of the Operating Companies determined as of the last day of the most recently ended Fiscal Quarter is at least equal to the aggregate principal amount of Advances outstanding to NU, before and after giving effect to such Advance and to the application of the proceeds therefrom; and

               (b) such Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of this Agreement or the Notes.

        SECTION 5.04. RELIANCE ON CERTIFICATES. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of each Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Borrower thereafter authorized to act on behalf of such Borrower and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.

                                            ARTICLE VI
                                  REPRESENTATIONS AND WARRANTIES

        SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants with respect to itself as follows:

               (a) Each of such Borrower and its Principal Subsidiaries is a corporation (or, in the case of NU, a voluntary association organized under a declaration of trust) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power (or, in the case of NU, the power under its declaration of trust) and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where, because of the nature of its business or property, such qualification is required, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or of such Borrower and its Principal Subsidiaries taken as a whole. Such Borrower has the corporate power (or, in the case of NU, the power under its declaration of trust) to execute, deliver and perform its obligations under this Agreement, to borrow hereunder and to execute and deliver its respective Notes.

               (b) The execution, delivery and performance of this Agreement and the Notes of such Borrower by such Borrower are within such Borrower's corporate powers (or, in the case of NU, its powers under its declaration of trust), have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i)such Borrower's declaration of trust, charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting such Borrower or its properties or any of its Principal Subsidiaries or its properties.

               (c) Except as disclosed in such Borrower's Disclosure Documents, each of such Borrower and its Principal Subsidiaries is not in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation (including any of the foregoing relating to environmental laws and regulations) of any court or governmental agency or instrumentality, where such violation or default would reasonably be expected to have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or of such Borrower and its Principal Subsidiaries, taken as a whole.

               (d) All Governmental Approvals referred to in clause(i) in the definition of 'GOVERNMENTAL APPROVALS' have been duly obtained or made, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired, except as described below; no Governmental Approvals referred to in clause(i) in the definition of 'GOVERNMENTAL APPROVALS' are required from either the Connecticut Department of Public Utility Control or the Massachusetts Department of Public Utilities. If the period for appeal of the order of the Securities and Exchange Commission approving the transactions contemplated hereby has not expired, the filing of an appeal of such order will not affect the validity of said transactions, unless such order has been otherwise stayed or any of the parties hereto has actual knowledge that any of such transactions constitutes a violation of the Public Utility Holding Company Act of 1935 or any rule or regulation thereunder. No such stay exists and no Borrower has any reason to believe that any of such transactions constitutes any such violation. Such Borrower and each of its Principal Subsidiaries have obtained or made all Governmental Approvals referred to in clause(ii) of the definition of 'GOVERNMENTAL APPROVALS', except (A)those which are not yet required but which are obtainable in the ordinary course of business as and when required, (B)those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary and (C)those which such Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; in each case described in the foregoing clause(C), except as is disclosed in such Borrower's Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

               (e) This Agreement and the Notes of such Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               (f) (i)The audited consolidated balance sheet of such Borrower as at December31, 1995, and the audited consolidated statements of income and cash flows of such Borrower (in the case of WMECO, the audited balance sheet and the audited statements of income and cash flows) for the Fiscal Year then ended as included in such Borrower's Annual Report on Form 10-K for such Fiscal Year and (ii)the unaudited consolidated balance sheet of such Borrower as at June 30, 1996 and the unaudited consolidated statements of income and cash flows of such Borrower (in the case of WMECO, the unaudited balance sheet and the unaudited statements of income and cash flows) for the six-month period then ended as set forth in such Borrower's Quarterly Report on Form 10-Q for the period then ended, fairly present in all material respects the consolidated financial condition and results of operations of such Borrower (in the case of WMECO, on an unconsolidated basis) at and for the respective periods ended on such dates, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since June30, 1996, there has been no material adverse change in the consolidated (or in the case of WMECO, unconsolidated) financial condition, operations, properties or prospects of such Borrower and its Subsidiaries, if any, taken as a whole, except as disclosed in such Borrower's Disclosure Documents.

               (g) With respect to NU only, (A) the unconsolidated balance sheet of NU as at December31, 1995, and the unconsolidated statements of income and cash flows of NU for the Fiscal Year then ended contained in the consolidating balance sheet of NU and its Subsidiaries and the consolidating statements of income and cash flows of NU and its Subsidiaries, as set forth in the Form U5S of NU filed with the Securities and Exchange Commission and (B)the unaudited unconsolidated balance sheet of NU as at June30, 1996 and the unaudited unconsolidated statement of income of NU for the six-month period then ended, in each case as provided to the Lenders, fairly present in all material respects the financial condition and results of operations of NU on an unconsolidated basis at and for the respective periods ended on such dates, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since June30, 1996, there has been no material adverse change in the financial condition, operations, properties or prospects of NU on an unconsolidated basis, except as disclosed in such Borrower's
        Disclosure Documents.

               (h) There is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting such Borrower or its properties, or any of its Principal Subsidiaries or its properties, before any court, governmental agency or arbitrator
        (i) which affects or purports to affect the legality, validity or enforceability of (A)this Agreement or such Borrower's Notes or
        (B)the Existing Credit Facilities or (ii)as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of such Borrower, except, for purposes of this clause (ii) only, such as is described in such Borrower's Disclosure Documents or in ScheduleII hereto.

               (i) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of such Borrower and its Subsidiaries taken as a whole, except as disclosed to the Lenders and consented to by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and no 'PROHIBITED TRANSACTION' has occurred with respect thereto that, singly or in the aggregate with all other 'PROHIBITED TRANSACTIONS' and after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower and its Subsidiaries taken as a whole. Neither such Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

               (j) Such Borrower or one of its Principal Subsidiaries has good and marketable title (or, in the case of personal property, valid title) or valid leasehold interests in the electric generating plants named in Item2 of such Borrower's Annual Report on Form10-K for the Fiscal Year ended December31, 1995 under the caption 'Electric Generating Plants', except for minor defects in title that do not materially interfere with the ability of such Borrower or any of its Principal Subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of any Lien, other than Liens permitted under Section7.02(a) hereof.

               (k) All outstanding shares of capital stock having ordinary voting power for the election of directors of CL&P, WMECO, PSNH and NAEC have been validly issued, are fully paid and nonassessable and are owned beneficially by NU, free and clear of any Lien. NU is a 'holding company' (as defined in the Public Utility Holding Company Act of 1935, as amended).

               (l) Such Borrower and each of its Principal Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent such Borrower or any of its Principal Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

               (m) No exhibit, schedule, report or other written information provided by or on behalf of such Borrower or its agents to the Agents or the Lenders in connection with the negotiation, execution and closing of this Agreement (including, without limitation, the Information Memorandum, but excluding the projections contained therein) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. Except as has been disclosed to the Administrative Agent and each Lender, the projections included in the Information Memorandum were prepared in good faith on the basis of assumptions reasonable as of the date of the Information Memorandum, it being understood that such projections do not constitute a warranty or binding assurance of future performance. Except as has been disclosed to the Administrative Agent and each Lender, nothing has come to the attention of the responsible officers of such Borrower that would indicate that any of such assumptions, to the extent material to such projections, has ceased to be reasonable in light of subsequent developments or events.

               (n) All proceeds of the Advances shall be used (i)for the general corporate purposes of such Borrower, including to provide liquidity support for such Borrower's commercial paper, (ii)to replace the Existing Facilities of such Borrower with one or more of the Lenders and (iii) to provide liquidity to the NU System Money Pool.
        No proceeds of any Advance will be used in violation of, or in any manner that would result in a violation by any party hereto of, Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or any successor regulations. Such Borrower
        (A)is not an 'INVESTMENT COMPANY' within the meaning ascribed to that term in the Investment Company Act of 1940 and (B) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.

                                            ARTICLE VII
                                    COVENANTS OF THE BORROWERS

        SECTION 7.01. AFFIRMATIVE COVENANTS. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

               (a) USE OF PROCEEDS. Apply all proceeds of each Advance solely as specified in Section6.01(n) hereof.

               (b) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent, and cause each of its Principal Subsidiaries to pay and discharge before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent such Borrower or any of its Principal Subsidiaries is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

               (c) MAINTENANCE OF INSURANCE. Maintain, or cause to be maintained, insurance (including appropriate plans of self-insurance) covering such Borrower, any of its Principal Subsidiaries and their respective properties, in effect at all times in such amounts and covering such risks as may be required by law and in addition as is usually carried by companies engaged in similar businesses and owning similar properties.

               (d) PRESERVATION OF EXISTENCE, ETC.; DISAGGREGATION. (i) Except as permitted by Section7.02(b) hereof, preserve and maintain, and cause each of its Principal Subsidiaries to preserve and maintain, its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises EXCEPT where the failure to maintain and preserve such rights and franchises would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any of its Principal Subsidiaries.

               (ii)    In furtherance of the foregoing, and notwithstanding
        Section 7.02(b), each Borrower agrees that it will not, and will not permit its Principal Subsidiaries to (nor shall NU permit HWP to), sell, transfer or otherwise dispose of (by lease or otherwise, and whether in one or a series of related transactions) any portion of its generation, transmission or distribution assets in excess of 10% of the net utility plant assets of such Borrower, Principal Subsidiary or HWP, as the case may be, in each case as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to such entity's published balance sheets.

               (e) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Principal Subsidiaries to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any such laws, rules, regulations and orders issued by the Securities and Exchange Commission or relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, ERISA and employee safety and health matters relating to business operations, EXCEPT to the extent (i)that such Borrower or any of its Principal Subsidiaries is contesting the same in good faith by appropriate proceedings or (ii)that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any of its Principal Subsidiaries.

               (f) INSPECTION RIGHTS. At any time and from time to time upon reasonable notice, permit the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Borrower and any of its Principal Subsidiaries and to discuss the affairs, finances and accounts of such Borrower and its Principal Subsidiaries (i) with such Borrower, its Principal Subsidiaries and their respective officers and directors and (ii) with the consent of such Borrower and/or its Principal Subsidiaries, as the case may be (which consent shall not be unreasonably withheld or delayed), with the accountants of such Borrower and its Principal Subsidiaries.

               (g) KEEPING OF BOOKS. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Borrower and its Principal Subsidiaries and the assets and business of such Borrower and its Principal Subsidiaries, in accordance with generally accepted accounting practices consistently applied.

               (h) CONDUCT OF BUSINESS. Except as permitted by Section7.02(b) but subject in all respects to Section 7.01(d)(ii), conduct its primary business, and cause each of its Principal Subsidiaries and, in the case of NU, HWP, to conduct its primary business, in substantially the same manner and in substantially the same fields as such business is conducted on the Closing Date.

               (i) MAINTENANCE OF PROPERTIES, ETC. (i)As to properties of the type described in Section6.01(j) hereof, maintain, and cause its Principal Subsidiaries to maintain, title of the quality described therein and preserve, maintain, develop, and operate, and cause its Principal Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties which are used or useful in the conduct of its or its Principal Subsidiaries' respective businesses in good working order and condition, ordinary wear and tear excepted, EXCEPT (A) as permitted by
        Section 7.02(b),but subject nevertheless to Section 7.01(d)(ii), (B) as disclosed in the Disclosure Documents or otherwise in writing to the Administrative Agent and the Lenders on or prior to the date hereof, and (C)to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any of its Principal Subsidiaries; PROVIDED, HOWEVER, that such Borrower or any Principal Subsidiary will not be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of such Borrower or such Principal Subsidiary, desirable in the operation or maintenance of its business and would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or such Principal Subsidiary.

               (j) GOVERNMENTAL APPROVALS. Duly obtain, and cause each of its Principal Subsidiaries to duly obtain, on or prior to such date as the same may become legally required, and thereafter maintain in effect at all times, all Governmental Approvals on its or such Principal Subsidiary's part to be obtained, EXCEPT in the case of those Governmental Approvals referred to in clause (ii) of the definition of 'Governmental Approvals', (i)those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary and (ii)those which such Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; PROVIDED, HOWEVER, that the exception afforded by clause(ii), above, shall be available only if and for so long as such attempt or contest, and any delay resulting therefrom, does not have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary and does not magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

               (k) MAINTENANCE OF MOODY'S RATING AND S&P RATING. Maintain at all times ratings issued by Moody's and S&P with respect to such Borrower's Reference Securities.

        SECTION 7.02. NEGATIVE COVENANTS. On and after the Closing Date, and so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall not, without the written consent of the Majority
Lenders:

               (a) LIENS, ETC. (i)In the case of NU, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement the intent or effect of which is to assure a creditor against loss or to prefer one creditor over another creditor (any of the foregoing being referred to herein as a 'LIEN') upon or with respect to any voting capital stock of any Principal Subsidiary or any of NU's properties or assets whether now owned or hereafter acquired; and

               (ii) in the case of CL&P and WMECO, create incur, assume or suffer to exist any Lien upon or with respect to any voting capital stock of any of their respective Principal Subsidiaries or any of their respective properties or assets whether now owned or hereafter acquired, except:

                       (A)    any Liens existing on the Closing Date;

                       (B)    in the case of CL&P and subject to
               Section7.02(e) below, Liens created by the Indenture of Mortgage and Deed of Trust dated as of May1, 1921, from CL&P to Bankers Trust Company, as trustee, as previously and hereafter amended and supplemented (the 'CL&P INDENTURE');

                       (C)    in the case of WMECO and subject to
               Section7.02(e) below, Liens created by the First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, from WMECO to State Street Bank and Trust Company, as successor trustee, as previously and hereafter amended and supplemented (the 'WMECO INDENTURE');

                       (D) Liens on such Borrowers' interests in Millstone Unit No.1 created by (1)the Open-End Mortgage and Trust Agreement dated as of October1, 1986, as previously and hereafter amended, made by CL&P in favor of State Street Bank and Trust Company, as successor trustee, and (2)the Open-End Mortgage and Trust Agreement dated as of October1, 1986, as previously and hereafter amended, made by WMECO in favor of State Street Bank and Trust Company, as successor trustee, to the extent of the Debt from time to time secured by such Open-End Mortgages and Trust Agreements;

                       (E) 'Permitted Liens' or 'Permitted Encumbrances' under the CL&P Indenture (in the case of CL&P) or the WMECO Indenture (in the case of WMECO), in each case as such terms are defined on the date hereof, to the extent such Liens do not secure Debt of such Borrower;

                       (F) any Lien on assets of any of its Subsidiaries created or assumed to secure Debt owing by any of its Subsidiaries to such Borrower or to any wholly-owned Subsidiary of such Borrower;

                       (G) any purchase money Lien or construction mortgage on assets hereafter acquired or constructed by such Borrower or any of its Subsidiaries and any Lien on any assets existing at the time of acquisition thereof by such Borrower or any of its Subsidiaries, or created within 180 days from the date of completion of such acquisition or construction; PROVIDED that such Lien shall at all times be confined solely to the assets so acquired or constructed and any additions thereto;

                       (H) any existing Liens on assets now owned by such Borrower or any of its Subsidiaries; Liens on assets or stock of any class of, or any partnership or joint venture interest in, any of its Subsidiaries existing at the time it becomes a Subsidiary of such Borrower, and liens existing on assets of a corporation or other going concern when it is merged into or with such Borrower or a Subsidiary of such Borrower, or when substantially all of its assets are acquired by such Borrower or a Subsidiary of such Borrower; PROVIDED that such Liens shall at all times be confined solely to such assets, or if such assets constitute a utility system, additions to or substitutions for such assets;

                       (I) Liens resulting from legal proceedings being contested in good faith by appropriate legal or administrative proceedings by such Borrower or any of its Subsidiaries, and as to which such Borrower or any of its Subsidiaries, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis shall have set aside on its books adequate reserves;

                       (J) Liens created in favor of the other contracting party in connection with advance or progress payments;

                       (K) any Liens in favor of any state of the United States or any political subdivision of any such state, or any agency of any such state or political subdivisions, or trustee acting on behalf of holders of obligations issued by any of the foregoing or any financial institutions lending to or purchasing obligations of any of the foregoing, which Lien is created or assumed for the purpose of financing all or part of the cost of acquiring or constructing the property subject thereto;

                       (L) Liens resulting from conditional sale agreements, capital leases or other title retention agreements including, without limitation, Liens arising under leases of nuclear fuel from the Niantic Bay Fuel Trust;

                       (M) with respect to pollution control bond financings, Liens on funds, accounts and other similar intangibles of such Borrower or any of its Subsidiaries created or arising under the relevant indenture, pledges of the related loan agreement with the relevant issuing authority and pledges of such Borrower's interest, if any, in any bonds issued pursuant to such financings to a letter of credit bank or bond issuer or similar credit enhancer;

                       (N) Liens granted on accounts receivable and Regulatory Assets in connection with financing transactions, whether denominated as sales or borrowings;

                       (O) any other Liens incurred in the ordinary course of business otherwise than to secure Debt; and

                       (P) any extension, renewal or replacement of Liens permitted by clauses (A) through (H) and (J) through (N); PROVIDED, HOWEVER, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced.

               (b) MERGERS, AND SALES OF ASSETS, ETC. (i) In the case of NU, (A)merge with or into or consolidate with or into, any Person or
        (B)purchase or acquire (whether directly or indirectly or in one or a series of transactions, whether related or not) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any Person if the aggregate purchase price of such acquisitions plus the amount of any liabilities assumed by NU in connection therewith exceeds in the aggregate $50,000,000 from the date hereof through the Termination Date; PROVIDED, that, before and after giving effect to any such purchase or acquisition not prohibited by this subsection, no Event of Default or Unmatured Default shall have occurred and be continuing; and PROVIDED, FURTHER, that the foregoing shall not apply to (x)acquisitions or other investments made by or through Charter Oak Energy, Inc. so long as the aggregate amount of all such acquisitions and investments made by or through Charter Oak Energy, Inc., now existing or made after the date hereof, does not exceed $200,000,000 and (y)acquisitions made through CL&P and WMECO in accordance with clause(ii) of this Section7.02(b).

                       (ii) In the case of CL&P and WMECO, (A)merge with or into or consolidate with or into, any Person, or permit any of its Subsidiaries to be a party to, any merger or consolidation, or purchase or otherwise acquire (whether directly or indirectly) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person or (B)sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; EXCEPT FOR the following, and then only after receipt of all necessary corporate and governmental or regulatory approvals and PROVIDED that, before and after giving effect to any such merger, consolidation, purchase, acquisition, sale, transfer, conveyance, lease or other disposition, no Event of Default or Unmatured Default shall have occurred and be continuing:

                            (A) any such merger or consolidation, sale, transfer, conveyance, lease or other disposition of or by any wholly-owned Subsidiary of such Borrower into or to any Borrower and/or any wholly-owned Subsidiary of NU or such Borrower and any such purchase or other acquisition by such Borrower or any wholly-owned Subsidiary of NU or such Borrower of the assets or stock of any wholly-owned Subsidiary of such Borrower;

                            (B) any such merger or consolidation of such Borrower with or into another Borrower and/or a wholly-owned Subsidiary of NU and/or a Regulatory Transaction Entity and/or an entity owning a cogeneration or independent power project, pursuant to 'step-in' or similar rights granted pursuant to a pre-existing power purchase contract, if (but only if): (1)the successor or surviving corporation, if not such Borrower, shall have assumed or succeeded to all of the liabilities of such Borrower (including the liabilities of such Borrower under this Agreement and the Notes of such Borrower), and (2)the Lenders shall have received the favorable written opinion of counsel to such Borrower, in form and substance satisfactory to the Lenders, to the effect of the foregoing subclause(1); PROVIDED, HOWEVER, in the event of a merger or consolidation with a Regulatory Transaction Entity, if the value of the cash, stock or other consideration for the merger or consolidation plus the amount of any liabilities assumed in connection with such merger or consolidation exceeds $100,000,000, such Borrower shall deliver to the Administrative Agent on behalf of the Lenders 30 days prior to such merger or consolidation, a certificate of a duly authorized officer of such Borrower demonstrating projected compliance with the ratios set forth in Section7.03(a) and 7.03(b) hereof for and as of each of the three consecutive fiscal quarters immediately succeeding such merger or consolidation and certifying that such projections were prepared in good faith and on reasonable assumptions;

                             (C)   any purchase or acquisition of all or
                                   substantially all of the assets or stock of any class of, or any partnership or joint venture interest in (and any assumption of the related liabilities) (1)an entity owning a cogeneration or independent power project, pursuant to 'step-in' or similar rights granted pursuant to a pre-existing power purchase contract; or (2)a Regulatory Transaction Entity; PROVIDED, HOWEVER, in the event of a purchase or acquisition of a Regulatory Transaction Entity, if the purchase price plus the amount of any liabilities assumed in connection with such purchase or acquisition exceeds in the aggregate $100,000,000, such Borrower shall deliver to the Administrative Agent for the Lenders 30 days prior to such purchase or acquisition, a certificate of a duly authorized officer of such Borrower demonstrating projected compliance with the ratios set forth in Section7.03(a) and 7.03(b) hereof for and as of each of the three consecutive fiscal quarters immediately succeeding such purchase or acquisition and certifying that such projections were prepared in good faith and on reasonable assumptions; or

                            (D) any purchase or acquisition of a joint venture interest in a mutual insurance company providing nuclear liability or nuclear property or replacement power insurance; or

                            (E) any sale of accounts receivable on reasonable commercial terms (including a commercially reasonable discount) to obtain short term funding; or

                            (F)    any sale of all or part of any Regulatory
                                   Asset.


        For purposes of this subsection(b), any one transaction or series of similar or related transactions during any consecutive 12-month period shall be deemed to involve a 'substantial part' of such Borrower's assets if, in the aggregate,the value of such assets equals or exceeds 10% of the total consolidated assets of such Borrower and its Subsidiaries reflected in the consolidated financial statements of such Borrower delivered pursuant to Section7.04(ii) or 7.04(iii) hereof in respect of the Fiscal Quarter or Fiscal Year ending on or immediately prior to the commencement of such 12-month period.

               (c)     NIANTIC BAY FUEL TRUST.  In the case of CL&P and WMECO:

                       (i) voluntarily reduce or terminate or permit to be voluntarily reduced or terminated any of the 'Commitments' of the 'Banks' under the Niantic Bay Fuel Trust Credit Agreement to an amount less than $150,000,000 at any time; or

                       (ii) at any time prior to the Termination Date, prepay or otherwise reduce or permit to be prepaid or otherwise reduced, except by payment at stated maturity:

                             (A)   the principal amount of 'Advances'
                                   outstanding under the Niantic Bay Fuel Trust
                                   Credit Agreement except (1)with and to the extent of proceeds of issuances of commercial paper notes or 'IT Notes' and (2)as may be required by the terms thereof in connection with any reduction in the amount or value of the nuclear fuel financed thereby; or

                              (B)  the principal amount of outstanding 'IT
                                   Notes' issued by the Niantic Bay Fuel Trust;
                                   or

                       (iii) except for such amendments or modifications as the Administrative Agent shall have consented to in writing prior to the Closing Date, amend, modify or terminate, or permit to be amended, modified or terminated, the Niantic Bay Fuel Trust Credit Agreement or the Niantic Bay Fuel Lease Agreement in any manner that would reduce the availability of funds thereunder.

               (d) NU DEBT. With respect to NU only, create, incur or suffer to exist any Debt, other than (i)Debt arising under this Agreement and its Notes, (ii)Debt existing on the Closing Date as described on ScheduleIII, which Debt shall not be renewed, extended or replaced except for Debt under the Surviving Credit Facilities and
        (iii)other Debt not to exceed $50,000,000 at any one time outstanding.

               (e) LIMITATIONS ON FIRST MORTGAGE BONDS. With respect to CL&P and WMECO only, issue, or permit any of their respective Subsidiaries to issue any First Mortgage Bonds after the date hereof, EXCEPT FOR:

                       (i) the issuance by either CL&P or WMECO of First Mortgage Bonds to obtain funds for operations or investment or to replace maturing First Mortgage Bonds (but no other Debt); PROVIDED, THAT:

                              (A)  all such First Mortgage Bonds shall be sold
                                   (1) in one or more public offerings to
                                   investors or (2) in privately negotiated transactions with banks, insurance companies or similar institutions; in each case, for cash in an amount not less than the fair market value of such First Mortgage Bonds at the time of such issuance (less normal underwriting discounts and commissions); PROVIDED THAT such First Mortgage Bonds sold in privately negotiated transactions pursuant to clause (2) shall not contain any terms, conditions or other provisions that would impose any restrictions on CL&P or WMECO, as the case may be, not customarily found in transactions involving a public offering of first mortgage bonds to investors other than 'make whole' or 'yield maintenance' provisions customarily required by the relevant investor;

                              (B) all First Mortgage Bonds issued pursuant to this clause (i) shall mature after October 23, 1999; and

                              (C) all First Mortgage Bonds issued pursuant to this clause (i) shall bear interest at a fixed rate to maturity or otherwise not be subject to repricing (as, for example, in the case of put bonds or other remarketable securities) prior to October 23, 1999; and

                       (ii) issuances of First Mortgage Bonds to secure presently outstanding floating rate pollution control bonds (but not any letter of credit, standby purchase or liquidity facility, or any third-party repurchase obligation thereunder) upon conversion of such First Mortgage Bonds to an interest mode providing for such pollution control bonds to bear interest at a fixed rate either to stated maturity or for a period first expiring after October 23, 1999; and

                       (iii) in the case of CL&P only, a single issuance of First Mortgage Bonds to secure the presently outstanding $62,000,000 Connecticut Development Authority Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) and/or to secure the subrogation or similar reimbursement claims against CL&P of any bond insurer under a bond insurance policy (but not any letter of credit, standby purchase or liquidity facility, or any repurchase obligation thereunder) issued in respect thereof.

               (f) DIVIDEND RESTRICTIONS. In the case of CL&P and WMECO, enter into, and in the case of any Borrower, permit any Principal Subsidiary to enter into, any agreement, contract, indenture or similar obligation, or issue (in the case of CL&P and WMECO), or permit (in the case of any Borrower) any Principal Subsidiary to issue, any security (all of the foregoing being referred to as 'FINANCING AGREEMENTS'), that is not in effect on the Closing Date and disclosed to the Administrative Agent in the Information Memorandum or otherwise in writing prior to the Closing Date, or amend or modify (in the case of CL&P and WMECO), or permit (in the case of each Borrower) any Principal Subsidiary to amend or modify, any existing Financing Agreement, if the effect of such Financing Agreement (or amendment or modification thereof) is to impose any additional restriction not in effect on the Closing Date and disclosed to the Administrative Agent in writing prior to the Closing Date on the ability of CL&P, WMECO or such Principal Subsidiary to pay dividends to NU.

               (g) LIEN RESTRICTIONS. Enter into, or permit any Principal Subsidiary to enter into, any Financing Agreement (other than this Agreement and the Notes) that is not in effect on the Closing Date and disclosed to the Administrative Agent and the Lenders in writing prior to the Closing Date, or amend or modify, or permit any Principal Subsidiary to amend or modify, any existing Financing Agreement, if the effect of such Financing Agreement (or amendment or modification thereof) is to impose any additional restriction not in effect on the Closing Date and disclosed to the Administrative Agent and the Lenders in writing prior to the Closing Date on the ability of such Borrower or such Principal Subsidiary to issue First Mortgage Bonds or otherwise to grant Liens securing Debt of such Borrower.

               (h) SURVIVING CREDIT FACILITIES. (i)Voluntarily reduce or terminate the 'Commitment' of the 'Bank' under any Surviving Credit Facility (other than by scheduled termination in accordance with the terms thereof), or (ii)amend or modify or agree to amend or modify such Surviving Credit Facility in any manner that would reduce or otherwise impose additional restrictions on the availability of funds thereunder or amend or add or otherwise impose additional conditions on such Borrower if such conditions are likely to have the effect of making it more difficult for such Borrower to satisfy the conditions to borrowing under such Surviving Credit Facility.

               (i) COMPLIANCE WITH ERISA. (i)Terminate, or permit any ERISA Affiliate to terminate, any ERISA Plan so as to result in any liability of such Borrower or any Principal Subsidiary to the PBGC in an amount greater than $1,000,000, or (ii)permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) which, alone or together with any other Reportable Event with respect to the same or another ERISA Plan, has a reasonable possibility of resulting in liability of such Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000, or any other event or condition, which presents a material risk of such a termination by the PBGC of any ERISA Plan or has a reasonable possibility of resulting in a liability of such Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000.

               (j) ACCOUNTING CHANGES. Make, or permit any of its Principal Subsidiaries to make, any change in their respective accounting policies or reporting practices EXCEPT as required or permitted by the Securities and Exchange Commission, the Financial Accounting Standards Board or any other generally recognized accounting authority.

               (k) TRANSACTIONS WITH AFFILIATES. Not engage, or permit any of its Principal Subsidiaries to engage, in any transaction with any Affiliate except (i)in accordance with the Public Utility Holding Company Act of 1935, to the extent applicable thereto or
        (ii)otherwise, on terms no less favorable to such Borrower or such Principal Subsidiary than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms orpursuant to a binding agreement in effect on the Closing Date.

        SECTION 7.03. FINANCIAL COVENANTS. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower (or, in the case of clause (c) below only, NU) shall, unless the Majority Lenders shall otherwise consent in writing:

               (a) COMMON EQUITY RATIO. Maintain at all times a ratio of Common Equity to Total Capitalization of not less than the amount set forth below for such Borrower for each corresponding period set forth below:

|                                  |                  BORROWER
|
|       Period                     |    NU        |     CL&P     |    WMECO
|
|                                  |(CONSOLIDATED)|
|
|Closing Date through 12/31/96     | 0.30:1.00    |  0.32:1.00   |   0.32:1.00
|
|1/1/97 through 12/31/97           | 0.31:1.00    |  0.33:1.00   |   0.33:1.00
|
|1/1/98 and thereafter             | 0.32:1.00    |  0.34:1.00   |   0.34:1.00
|

               (b) INTEREST COVERAGE RATIO. Maintain a ratio of Consolidated Operating Income to Consolidated Interest Expense of not less than the amount set forth below for such Borrower as of the end of each Fiscal Quarter in each corresponding period set forth below.

|                                |                  Borrower              |
| Period                         |     NU         |    CL&P   |   WMECO   |
|                                |(CONSOLIDATED)  |           |           |
|Closing Date through 12/31/96   |   1.25:1.00    |     ----  |     ----  |
|1/1/97 through 6/30/97          |   1.50:1.00    | 3.00:1.00 | 1.50:1.00 |
|7/1/97 through 12/31/97         |   2.25:1.00    | 4.50:1.00 | 2.25:1.00 |
|1/1/98 and thereafter           |   3.25:1.00    | 4.50:1.00 | 2.50:1.00 |

               (c) DIVIDEND PAYING AVAILABILITY. Cause the Operating Companies to maintain, as of the end of each Fiscal Quarter, Aggregate Dividend Paying Availability equal to at least the aggregate principal amount of Advances outstanding to NU at the end of such Fiscal Quarter.

        SECTION 7.04. REPORTING OBLIGATIONS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent in sufficient copies for each Lender, the following:

               (i) as soon as possible and in any event within ten days after the occurrence of each Event of Default or Unmatured Default with respect to such Borrower continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of such Borrower setting forth details of such Event of Default or Unmatured Default and the action which such Borrower proposes to take with respect thereto;

               (ii)    (A)  as soon as available and in any event within fifty
        (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Borrower:

                        (1) a copy of such Borrower's Quarterly Report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter, or, if such Borrower ceases to be required to submit such report, a consolidated balance sheet of such Borrower as of the end of such Fiscal Quarter and consolidated statements of income and retained earnings and of cash flows of such Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections6.01(f), and

                       (2) with respect to NU, an unconsolidated balance sheet of NU as of the end of such Fiscal Quarter and unconsolidated statements of income and retained earnings and of cash flows of NU for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and accompanied by a certificate of a duly authorized officer of NU stating that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section6.01(f) and (g) hereof; and

               (B) concurrently therewith, a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such Borrower:

                       (1) stating that no Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing or, if an Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing, describing the nature thereof and the action which such Borrower proposes to take with respect thereto, and

                       (2) demonstrating such Borrower's compliance with Sections7.03(a) and 7.03(b) hereof, and with respect to NU only demonstrating compliance with Section7.02(d) hereof and 7.03(c) hereof, for and as of the end of such Fiscal Quarter, in each case such demonstrations to be satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

               (iii) (A) as soon as available and in any event within 105 days after the end of each Fiscal Year of such Borrower:

                       (1) a copy of such Borrower's report on Form 10-K submitted to the Securities and Exchange Commission with respect to such Fiscal Year, or, if such Borrower ceases to be required to submit such report, a copy of the annual audit report for such year for such Borrower including therein a consolidated balance sheet of such Borrower as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of such Borrower for such Fiscal Year, all in reasonable detail and certified by a nationally-recognized independent public accountant, and

                       (2) in the case of NU, as soon as available and in any event within 135 days after the end of each Fiscal Year of NU, a copy of NU's Form U5S submitted to the Securities and Exchange Commission (or any successor form and in any event containing unconsolidated financial statements comparable to those referred to in Section6.01(g) hereof) with respect to such year, accompanied by a certificate of a duly authorized officer of NU stating that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section6.01(f) and (g) hereof; and

               (B) concurrently with the delivery of the financial statements described in the foregoing clause (A)(1), a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such Borrower:

                       (1) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections6.01(f), and

                       (2) stating thatno Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing, or if an Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing, describing the nature thereof and the action which such Borrower proposes to take with respect thereto, and

                       (3) demonstrating such Borrower's compliance with Sections7.03(a) and 7.03(b) hereof, and with respect to NU only demonstrating compliance with Section7.02(d) hereof and Section 7.03(c) hereof, for and as of the end of such Fiscal Year, in each case such demonstrations to be satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

               (iv) as soon as possible and in any event (A)within 30 days after the Chief Financial Officer, Treasurer or any Assistant Treasurer of such Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (B)within 10 days after such Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of such Borrower describing such ERISA Plan Termination Event and the action, if any, which such Borrower proposes to take with respect thereto;

               (v) promptly after receipt thereof by such Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

               (vi) promptly after receipt thereof by such Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by such Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to
        Section 4202 of ERISA in respect of which such Borrower may be liable;

               (vii) promptly after such Borrower or any Subsidiary becomes aware of the commencement thereof, notice of all actions, suits, proceedings or other events of the type described in Section6.01(h) hereof (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations);

               (viii) promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any FormS-8) and Current Report on Form8-K, if any, which such Borrower or any Principal Subsidiary files with, the Securities and Exchange Commission or any governmental authority which may be substituted therefor;

               (ix) promptly after any change in the SEC Borrowing Limit of such Borrower, notice of the new SEC Borrowing Limit applicable to such Borrower; and

               (x) promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of such Borrower or its Subsidiaries as the Administrative Agent or the Majority Lenders through the Administrative Agent may from time to time reasonably request in writing.

                                           ARTICLE VIII
                                             DEFAULTS

        SECTION 8.01. EVENTS OF DEFAULT. The following events shall each constitute an 'EVENT OF DEFAULT' with respect to a Borrower, if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

               (a) Such Borrower shall fail to pay any principal of any Note when due or shall fail to pay any interest thereon or fees within two days after the same becomes due; or

               (b) Any representation or warranty made by such Borrower (or any of its officers or agents) in this Agreement, any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) Such Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections7.01(d), Section7.02 (b), (c), (d), (e), (f), (g) or (h),
        Section7.03(a) or (b) or Section7.04(i) hereof; or

               (d) Such Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) written notice of such failure having been given to such Borrower by the Administrative Agent or (ii) such Borrower having obtained actual knowledge of such failure; or

               (e) Such Borrower or any Principal Subsidiary of such Borrower shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt evidenced by its respective Notes and excluding other Debt aggregating in no event more than $10,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of such Borrower's or such Principal Subsidiary's exercise of a prepayment option) prior to the stated maturity thereof; or

               (f) Such Borrower or any Principal Subsidiary of such Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or such Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against such Borrower or such Principal Subsidiary either such Borrower or such Principal Subsidiary shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against such Borrower or such Principal Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for such Borrower or such Principal Subsidiary or any of its property) shall occur; or such Borrower or such Principal Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection(f); or

               (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against such Borrower or its properties, or any Principal Subsidiary of such Borrower or its properties, and either (A)enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (B)there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) NU shall cease to beneficially own free and clear of any Liens 100% of all outstanding shares of capital stock having ordinary voting power for the election of directors of any of its Principal Subsidiaries; or

               (i) Any material provision of this Agreement or any Note of such Borrower shall at any time for any reason cease to be valid and binding on such Borrower, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over such Borrower, or such Borrower shall deny that it has any further liability or obligation under this Agreement or any such Note; or

               (j)    (A) Any Person or 'group' (within the meaning of
        Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (1)acquire beneficial ownership of more than 50% of any outstanding class of common stock of NU having ordinary voting power in the election of directors of NU or (2)obtain the power (whether or not exercised) to elect a majority of NU's directors or
        (B)the board of directors of NU shall not consist of a majority of Continuing Directors; or

               (k) With respect to NU only, the Operating Companies (in any combination) shall not have had, as of the end of any Fiscal Quarter, Aggregate Dividend Paying Availability at least equal to the aggregate principal amount of Advances outstanding to NU as of the end of such Fiscal Quarter, and such deficiency shall not have been remedied within 75 days following the end of such Fiscal Quarter (if such Fiscal Quarter is one of the first three Fiscal Quarters of the Fiscal Year), or within 90 days following the end of such Fiscal Quarter (if such Fiscal Quarter is the last Fiscal Quarter of the Fiscal Year) whether by prepayment of Advances by NU or by an increase in Aggregate Dividend Paying Ability (as evidenced by such certificates and interim balance sheets as the Administrative Agent may reasonably require); or

               (l) With respect to NU only, any Event of Default shall have occurred and be continuing with respect to any other Borrower.

        SECTION 8.02. REMEDIES UPON EVENTS OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default with respect to a Borrower, then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to such Borrower (i)declare the obligation of each Lender to make Advances to such Borrower to be terminated, whereupon such obligation of each Lender shall forthwith terminate, PROVIDED, that any such request or consent pursuant to this clause (i) shall be made solely by Lenders having Percentages in the aggregate of not less 66-2/3%; and (ii)declare the Notes of such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement to be forthwith due and payable, whereupon such Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, PROVIDED, that any such request or consent pursuant to this clause (ii) shall be made solely by the Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to such Borrower; AND PROVIDED FURTHER, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to a Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances to such Borrower shall automatically be terminated and
(B)the Notes of such Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                            ARTICLE IX
                                            THE AGENTS

        SECTION 9.01. AUTHORIZATION AND ACTION. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by a Borrower pursuant to the terms of this Agreement.

        (b) Each Lender hereby agrees that the Co-Agents in their respective capacities as such shall have no duties or obligations hereunder.

        SECTION 9.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i)may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 10.07; (ii)may consult with legal counsel (including counsel for the Borrower(s)), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii)makes no warranty or representation to any Lender and shall not be responsible to any Lender for the Information Memorandum or any other statements, warranties or representations made in or in connection with this Agreement or the Notes; (iv)shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of any Borrower to be performed or observed, or to inspect any property (including the books and records) of any Borrower; (v)shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes or any other instrument or document furnished pursuant hereto; and (vi)shall incur no liability under or in respect of this Agreement or the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 9.03. CITIBANK AND AFFILIATES. With respect to its Commitment and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent and the term 'LENDER' or 'LENDERS' shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of their respective subsidiaries and any Person who may do business with or own securities of any Borrower or any such subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

        SECTION 9.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the Information Memorandum and other financial information referred to in Sections 6.01(f) and (g) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 9.05. INDEMNIFICATION. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders; if any Notes or Commitments are held by any Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by such Borrower(s) or Affiliates or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of the Agents in their capacities as such in any way relating to or arising out of this Agreement or any action taken or omitted by the Agents in their capacities as such under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by any Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that such Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrowers.

        SECTION 9.06. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrowers organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrowers.
In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrowers and the successor Administrative Agent of an agreement relating to the fees to be paid to the successor Administrative Agent under Section 2.02(c) hereof in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                             ARTICLE X
                                           MISCELLANEOUS

        SECTION 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a)waive, modify or eliminate any of the conditions specified in ArticleV, (b)increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or increase any Borrower Sublimit or subject the Lenders to any additional obligations, (c)reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Agents pursuant to Section 2.02(c) hereof), (d)postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (other than fees payable to the Agents pursuant to Section 2.02(c) hereof), (e)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (f)amend this Agreement or any Note in a manner intended to prefer one or more Lenders over any other Lenders, or (g)amend this Section 10.01; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the effectiveness of any such amendment, waiver or consent which would result in any increase in any Commitment or Borrower Sublimit or any extension of any Commitment shall be subject to the delivery by the Borrowers of evidence satisfactory to the Lenders that any Governmental Approvals referred to in clause (i) of the definition of 'GOVERNMENTAL APPROVALS' required in connection with such increase have been obtained or made prior to the effectiveness of such amendment, waiver or consent.

        SECTION 10.02. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopy or telex communication) and mailed, telecopied or hand delivered:

        (i) if to any Borrower, to it in care of NUSCO at 107 Selden Street, Berlin, Connecticut 06037, Attention: Assistant Treasurer, telecopier number: (860) 665-5457, confirm number: (860) 665-5601;

        (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto;

        (iii) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and

        (iv) if to the Administrative Agent, at its address at 1 Court Square, 7th Floor/Zone 1, Long Island City, New York, NY 11120,
               Attention: Bank Loan Services,   telecopier number: (718) 248-
               4483, fax number: (718) 248-4844, with a copy to Citibank, N.A., Global Power Group, 399 Park Avenue, 4th Floor, New York,
               New York 10043, Attention Paul T. Addison, Managing Director, telecopier number: (212) 793-6130, confirm number: (212) 559-1509.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered, be effective five days after when deposited in the mails, or when telecopied, or when confirmed by telex answerback, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent. With respect to any telephone notice given or received by the Administrative Agent pursuant to Section 3.03 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

        SECTION 10.03. NO WAIVER OF REMEDIES. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 10.04. COSTS, EXPENSES AND INDEMNIFICATION. (a)The Borrowers agree to pay when due, in accordance with the terms hereof: (i) all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the Notes, the administration of this Agreement and the Notes, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent); and (ii) all costs and expenses of the Administrative Agent and each Lender (including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of this Agreement and the Notes.

        (b) The Borrowers hereby agree to indemnify and hold the Administrative Agent and each Lender and its officers, directors, employees, professional advisors and affiliates (each, an 'INDEMNIFIED PERSON') harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

               (i) by reason of or in connection with the execution, delivery or performance of this Agreement or the Notes or any transaction contemplated thereby, or the use by any Borrower of the proceeds of any Advance;

               (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (1)at, upon or under any property of the Borrowers or any of their respective Affiliates or (2)by or on behalf of the Borrowers or any of their respective Affiliates at any time and in any place; or

               (iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

        (c) The Borrowers' obligations under this Section 10.04 shall survive the assignment by any Lender pursuant to Section 10.07 hereof and shall survive as well the repayment of all amounts owing to the Lenders under this Agreement and the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrowers under this Section 10.04 are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

        (d) The Borrowers' obligations under this Section 10.04 are in addition to and shall not be deemed to supersede their indemnification and similar obligations set forth in that certain Commitment Letter dated as of September 16, 1996 among the Borrowers, Citibank, Citicorp Securities, Inc., Toronto Dominion Securities (USA) Inc., The Toronto-Dominion Bank and Fleet National Bank.

        SECTION 10.05. RIGHT OF SET-OFF. (a)Upon (i)the occurrence and during the continuance of any Event of Default with respect to any Borrower, and (ii)the making of the request or the granting of the consent specified by
Section 8.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

        (b) Each Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of such Borrower's rights to any independent claim that such Borrower may have against the Administrative Agent or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

        SECTION 10.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower, the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

        SECTION 10.07. ASSIGNMENTS AND PARTICIPATION. (a)Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it (with the prior written consent of the Borrowers if the assignee thereunder is not then a Lender or an Affiliate of a Lender, which consent shall not be unreasonably withheld); PROVIDED, HOWEVER, that (i)each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii)if the assignee thereunder is not then a Lender or an Affiliate of a Lender, the amount of the Commitment, Advance or Note being assigned pursuant to each such assignment shall in no event be less than the lesser of the amount of the assigning Lender's Commitment and $10,000,000, and (iii)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an assignment and acceptance in substantially the form of Exhibit 10.07 hereto (the 'LENDER ASSIGNMENT'), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); PROVIDED, HOWEVER, if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Advances to be immediately due and payable hereunder a Lender may assign all or a portion of its rights and obligations without the prior written consent of the Borrowers but otherwise in accordance with this Section.

        (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i)other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Notes or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii)such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement, the Notes or any other instrument or document furnished pursuant thereto; (iii)such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section6.01(f) and (g) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv)such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Notes; (v)such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi)such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Notes are required to be performed by it as a Lender.

        (c) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the 'REGISTER'). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 10.07 hereto, (i)accept such Lender Assignment, (ii)record the information contained therein in the Register and (iii)give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes applicable to such Borrower, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit 1.01A or Exhibit 1.01B hereto, as the case may be.

        (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the Notes (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i)such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii)such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv)the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v)the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder, except action
(A)reducing the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable pursuant to Section 2.02(c) hereof) and (B)postponing any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (other than fees payable pursuant to Section 2.02(c) hereof).

        (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 10.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

        (g) If any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or (f) hereof, or shall become a non-performing Lender under Section 3.04(b) hereof, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.04(b), the Borrowers or the Administrative Agent may demand that such Lender assign in accordance with
Section 10.07 hereof, to one or more assignees designated by either the Borrowers or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender's Commitment, Advances, participation and other rights and obligations hereunder; PROVIDED that any such demand by the Borrowers during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrowers, any such assignee so designated shall fail to tender such assignment on terms reasonably satisfactory to the Lender, or the Borrowers and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrowers or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if such assignee (1)shall agree to such assignment in substantially the form of the Lender Assignment and (2)shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent.)

        (h) Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to RegulationA of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

        SECTION 10.08. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the Notes, the Borrowers have furnished or caused to have furnished and will from time to time furnish or cause to be furnished to the Administrative Agent and the Lenders (each, a 'RECIPIENT') written information which when delivered to the Recipient will be deemed to be confidential (such information, other than any such information which (i)was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii)subsequently becomes publicly available other than through any act or omission by the Recipient or (iii)otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrowers, being hereinafter referred to as 'CONFIDENTIAL INFORMATION'). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrowers may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i)by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii)pursuant to court order, subpoena or other legal process or
(iii)otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrowers as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

        SECTION 10.09. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS, AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

        SECTION 10.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Borrowers, the Lenders and the Agents: (i)irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of or relating to this Agreement or the Notes, (ii)agrees that all claims in such action may be decided in such court, (iii)waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv)consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

        SECTION 10.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of this Agreement or any Note, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of this Agreement or any Note shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

        SECTION 10.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 10.13. LIMITATION OF LIABILITY. No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Agreement or the Notes of NU, and this Agreement and such Notes shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Agreement and such Notes shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Agreement or such Notes and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             NORTHEAST UTILITIES



                                             By:

                                              Name:
                                                  Title:


                                             THE CONNECTICUT LIGHT AND
                                               POWER COMPANY



                                             By:

                                                  Name:
                                                  Title:


                                             WESTERN MASSACHUSETTS
                                               ELECTRIC COMPANY



                                             By:

                                                  Name:
                                                  Title:

                                             CITIBANK, N.A.,
                                                     as Administrative Agent



                                             By:

                                                 Name:
                                                 Title:

THE BANKS:

Commitment:    $60,000,000                  CITIBANK, N.A.



                                            By

                                                 Title:

Commitment:   $50,000,000                   TORONTO DOMINION (NEW YORK), INC.



                                            By


                   Title:

Commitment:    $50,000,000                  FLEET NATIONAL BANK



                                            By

                                                 Title:

                                            SCHEDULE I

                                    APPLICABLE LENDING OFFICES

                                            SCHEDULE II

                                          PENDING ACTIONS

                                           SCHEDULE III

                                              NU DEBT